UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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THE CHEMOURS COMPANY

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1007 Market Street
Wilmington, Delaware 19899
March 16, 2018
To our Shareholders:
We are pleased to invite you to attend the annual meeting of shareholders of The Chemours Company to be held on May 2, 2018 in the Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801. The meeting will begin at 10:00 a.m. (Eastern time).
The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the annual meeting, including the nominees for election as directors.
We are furnishing proxy materials to our shareholders primarily over the Internet, which expedites shareholders’ receipt of proxy materials and reduces the environmental impact of our annual meeting.
Whether or not you plan to attend the annual meeting in person, please submit a proxy promptly to ensure that your shares are represented and voted at the meeting.
Sincerely,

Richard H. Brown Chairman of the Board	Mark P. Vergnano President & Chief Executive Officer

Notice of Annual Meeting
of Shareholders
Date: May 2, 2018
Time: 10:00 a.m. Eastern time
Place: Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801
Record date: March 5, 2018
Notice is hereby given that a meeting of the shareholders of The Chemours Company (the “Company”) will be held in the Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801, on May 2, 2018 at 10:00 a.m. Eastern time (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:
1.
To elect the eight director nominees named in the accompanying Proxy Statement to serve one-year terms expiring at the Annual Meeting of Shareholders in 2019;

2.
To hold a non-binding advisory vote to approve the compensation of the Company’s named executive officers;

3.
To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2018;

4.
To approve amendments to the Amended and Restated Certificate of Incorporation to eliminate supermajority voting provisions with respect to certificate of incorporation and bylaw amendments; and

5.
To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 5, 2018 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements of the Annual Meeting.
By Order of the Board of Directors.
David C. Shelton
Senior Vice President, General Counsel &
Corporate Secretary
March 16, 2018
Your vote is important. Even if you plan to attend the Annual Meeting, Chemours still encourages you to submit your proxy by Internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described under “Can I revoke a proxy?” and “Can I change my vote after I have delivered my proxy?” in the “Questions and Answers” section of the attached Proxy Statement.
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2018:
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders,
Proxy Statement and Annual Report are available at
www.allianceproxy.com/chemours/2018

ANNUAL MEETING OVERVIEW	1
PROPOSAL 1 — ELECTION OF DIRECTORS	1
Director Qualification Standards	1
Director Nominees	3
CORPORATE GOVERNANCE	8
Corporate Governance Highlights	8
Corporate Governance Practices	8
Board Leadership Structure	9
Director Independence	9
Oversight of Risk Management	10
Succession Planning	10
Director Education	11
Code of Conduct	11
BOARD STRUCTURE AND COMMITTEE COMPOSITION	11
Audit Committee	12
Compensation Committee	12
Nominating and Corporate Governance Committee	13
DIRECTOR COMPENSATION	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Executive Compensation Tables	33
Compensation Committee Report	46
PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	47
PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
Fees Paid to Independent Registered Public Accounting Firm	49
Audit Committee’s Pre-Approval Policies and Procedures	49
Report of the Audit Committee	49
PROPOSAL 4 — PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS WITH RESPECT TO CERTIFICATE AND BYLAW AMENDMENTS	51
CERTAIN RELATIONSHIPS AND TRANSACTIONS	53
GENERAL INFORMATION ABOUT THE MEETING	54
OTHER INFORMATION	59
Other Business that May Come Before the Meeting	59
2019 Annual Meeting of Shareholders	59
Section 16(a) Beneficial Ownership Reporting Compliance	59
Annual Report on Form 10-K	60
Appendix A: Form of Proposed Amendments	A-1

PROXY STATEMENT
ANNUAL MEETING OVERVIEW
Set forth below is summary information regarding the annual meeting of shareholders (including any adjournments and postponements thereof, the “Annual Meeting”) of The Chemours Company (“Chemours” or the “Company”), including the location of the meeting and the proposals its shareholders will vote upon at the meeting. Please see the more detailed information set forth in this Proxy Statement about the Annual Meeting and the proposals.
Meeting Information	Summary of Matters to be Voted Upon
Time and Date:	Voting Matter	Board Vote Recommendation	See Page
	Management Proposals
10:00 a.m. (Eastern time) on Wednesday, May 2, 2018 Place: Caesar Rodney Ballroom at The Westin Hotel, 818 Shipyard Drive, Wilmington, DE 19801	Proposal 1 — Election of Directors	FOR EACH NOMINEE	1
	Proposal 2 — Advisory Vote on Executive Compensation	FOR	47
	Proposal 3 — Ratification of Independent Registered Public Accounting Firm	FOR	48
	Proposal 4 — Proposal to Amend the Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Provisions with Respect to Certificate and Bylaw Amendments	FOR	51

PROPOSAL 1 — ELECTION OF DIRECTORS
The first proposal to be voted on at the Annual Meeting is the election of members of the Board of Directors (the “Board”) of the Company. Seven current members of the Board are standing for re-election to hold office for a one-year term, or until their successors are duly elected and qualified.
Mr. Newlin’s term expires at the Annual Meeting and he is not standing for re-election. Upon the recommendation of the Nominating and Corporate Governance Committee, Sean D. Keohane has been nominated by the Board to hold office for a one-year term, or until his successor is duly elected and qualified. If elected Mr. Keohane will fill the vacancy on our Board resulting from Mr. Newlin’s departure and the size of our Board will remain at eight members.
Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Although Chemours knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors. In that case, your shares will be voted for that other person.

Director Qualification Standards

The Chemours Nominating and Corporate Governance Committee will consider potential candidates suggested by Board members, as well as management, shareholders, search firms and others.
The Board’s Corporate Governance Guidelines describe qualifications for directors. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. The specific skills, experience and criteria that the Board may consider, and which may vary over time depending on current needs, include leadership; experience involving technological innovation; relevant industry experience; financial expertise; corporate governance; compensation and succession planning; familiarity with issues affecting global businesses; experience with global business management or operations; risk management; diversity; other board experience; prior government service; and other individual qualities and attributes, including diversity in experience, gender and ethnicity, that contribute to the total mix of viewpoints and experience represented on the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibilities.
When considering candidates for nomination, the Nominating and Corporate Governance Committee takes into account these factors, among other items, to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interests of all shareholders. The Nominating and Corporate Governance Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to Chemours.
Once the Nominating and Corporate Governance Committee has identified a prospective candidate, the Nominating and Corporate Governance Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as, the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.
The Nominating and Corporate Governance Committee also may consider other relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to ensure its effectiveness. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee. One or more members of the Nominating and Corporate Governance Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing its evaluation, the Committee will conclude whether to make a recommendation to the full Board for its consideration.
The Nominating and Corporate Governance Committee considers candidates for director suggested by shareholders, applying the factors for potential candidates described above and taking into account the additional information provided by the shareholder or gathered by the Committee. Shareholders wishing to suggest a candidate for director should write to the Corporate Secretary and include the detailed information required under the Company’s Amended and Restated Bylaws (the “Bylaws”).
A shareholder’s written notice to the Corporate Secretary described in the preceding paragraph must be delivered to The Chemours Company, 1007 Market Street, Wilmington, DE 19899, Attention: Corporate Secretary. Shareholders who wish to nominate candidates for the Board of Directors must follow the procedures described under “2019 Annual Meeting of Shareholders — Procedures for Submitting Shareholder Proposals and Nominations” in this Proxy Statement.
The chairman of the Annual Meeting or any other annual meeting or special meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures and the Bylaws. A shareholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Director Nominees

The following information describes certain information regarding our director nominees.
Director Nominee Composition

Director Nominee Skills, Experience, and Background

The Nominating and Corporate Governance Committee recommended to the Board the nominees named in this Proxy Statement. Based on this recommendation and each nominee’s credentials and experience outlined below, the Board has determined that each nominee can make a significant contribution to the Board and the Company, is willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibilities and should serve as a director of the Company. The Nominating and Corporate Governance Committee engaged a search firm to assist it in identifying and assessing potential director nominees, including Mr. Keohane. Members of management also know of Mr. Keohane through his chemicals industry experience and background.
Set forth on the following pages is biographical information about each of the nominees, including information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that factored into the Board’s determination that the person should serve as a director of the Company. The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board. The following is a description of the Boards’ adopted Core Skills & Qualifications and additional relevant experience possessed by the nominees.

Core Skills & Qualifications		Additional Experience
Leadership (Strategy & Execution)	Chemical Industry Experience	Marketing	Information Technology
Financial Expertise	Risk Management	Business Development	Logistics & Supply Chain
Global Business Management	Global Business Operations	Mergers & Acquisitions	Legal Expertise
Technological Innovation	Compensation & Succession	Capital Markets	Regulatory Experience
Corporate Governance	Diversity	Investor Relations & Engagement	Cybersecurity
Other Board Experience

Director Nominees

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Since 2014, Mr. Anastasio has served as Chairman of GasLog Partners LP, a global owner, operator, and manager of liquefied natural gas carriers. Mr. Anastasio has also served as a director of Par Pacific Holdings, Inc. (formerly, Par Petroleum Corporation), a diversified energy company, since 2014. He served as President, Chief Executive Officer and Executive Director of NuStar Energy, L.P. (formerly Valero L.P.) from 2001 to 2013. He also served as President, Chief Executive Officer and Executive Director of NuStar GP Holdings, LLC (formerly Valero GP Holdings, LLC) from 2006 to 2013. Mr. Anastasio has served on the board of the Federal Reserve Bank of Dallas since 2014.
Skills and Qualifications
Mr. Anastasio has significant leadership experience as both an executive officer and board member of public companies. Through his experience as a former chief executive officer, he is able to provide the Board with valuable insight on global business management and financial matters. Mr. Anastasio’s knowledge of financial matters is further enhanced by his role as audit committee chairman of Par Pacific Holdings, Inc. He also has valuable experience in marketing, business development and logistics.

Curtis V. Anastasio Director since 2015 Age 61

Mr. Bell has served on the board of directors of Momentive Performance Materials Inc., a global manufacturer of silicones, quartz, and ceramics, since October 2014, where he has been Non-Executive Chair since December 2014. Since June 2017, Mr. Bell has served on the board of Hennessey Capital Acquisition Corp. III (HCAC III), a company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. Mr. Bell also served on the boards of Hennessy Capital Acquisition Corp. II (HCAC II) from 2015 to 2017, Hennessy Capital Acquisition Corp. from 2014 to 2015, Compass Minerals International, Inc. from 2003 to 2015 and IDEX Corporation from 2001 to 2015. He formerly served as Executive Vice President and Chief Financial Officer of Nalco Holding Company, a global leader in water treatment and process chemical services, from 2003 to 2010. Prior to joining Nalco Holding Company, he served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company from 1997 to 2003.
Skills and Qualifications
Through his over 35 years of executive experience in the technology, manufacturing and chemicals industries, Mr. Bell has developed financial expertise and experience in mergers and acquisitions, private equity and capital markets transactions. His experience includes over 12 years of experience as a chief financial officer of a publicly traded company, during which he obtained significant financial management and reporting expertise. Mr. Bell has over 20 years of experience as a director of multiple public companies, which allows him to bring the Board substantial knowledge of corporate governance, shareholder relations, risk management and succession planning.

Bradley J. Bell Director since 2015 Age 65

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Mr. Brown has served as Chairman of the Board since July 1, 2015. He currently serves as Chair of Browz, LLC, a global leader of contractor pre-qualification and compliance solutions since 2005. Formerly, Mr. Brown served as Chair and Chief Executive Officer of Electronic Data Systems (EDS) from 1999 to 2003. Prior to joining EDS, Mr. Brown served as Chief Executive Officer of Cable & Wireless PLC from 1996 to 1999, H&R Block Inc. from 1995 to 1996 and Illinois Bell Telephone Company from 1990 to 1995. He is a Trustee Emeritus of the Ohio University Foundation. He previously served on the boards of E. I. du Pont de Nemours and Company from 2001 to 2015, The Home Depot, Inc. from 2000 to 2006, Vivendi Universal from 2000 to 2002, and Seagram Co Ltd. from 1997 to 2000. Mr. Brown also served as a member of the Business Roundtable, the President’s Advisory Committee on Trade and Policy Negotiations, the U.S.-Japan Business Council, the French-American Business Council, and the President’s National Security Telecommunications Advisory Committee.
Skills and Qualifications
From his experiences as the chief executive officer and chairman of the board of several large public companies, Mr. Brown has valuable knowledge in the areas of global business management and operations, as well as the chemicals industry, corporate governance, financial matters, information technology, investor relations and supply chain logistics. His past experience serving as a public company chairman and his knowledge of the chemicals industry make Mr. Brown uniquely qualified to be the Chairman of the Board.

Richard H. Brown Director since 2015 Age 70

Ms. Cranston is a retired Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman, LLP, an international law firm. Prior to her retirement in 2012, Ms. Cranston served as Senior Partner and Chair Emeritus from 2007 to 2011; and Chair and Chief Executive Officer from 1999 to 2006. Ms. Cranston has served on the boards of Visa, Inc. since 2007 and MyoKardia, Inc. since 2016. Ms. Cranston previously served on the boards of GrafTech International Ltd from 2000 to 2014, International Rectifier Corporation from 2008 to 2015, Juniper Networks, Inc. from 2007 to 2015, and Exponent, Inc. from 2010 to 2014.
Skills and Qualifications
Ms. Cranston brings leadership experience and expertise in financial matters, risk management, legal matters and corporate governance. She has over 30 years of experience in mergers and acquisitions as a legal advisor and oversaw two large mergers while she was the chief executive officer of Pillsbury. Ms. Cranston also has experience in the areas of trade, antitrust, telecommunications, SEC enforcement and environmental law. Through her board memberships, she has dealt with cybersecurity issues, stockholder activism and board engagement with shareholders.

Mary B. Cranston Director since 2015 Age 70

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Dr. Crawford has served as President and Chief Executive Officer of XCEO, Inc., a consulting firm specializing in leadership and corporate governance, since 2003. Prior to founding XCEO Inc. in 2003, he served as President and Chief Executive Officer of Onix Microsystems and Zilog Inc. Dr. Crawford has served on the boards of Xylem Inc. since 2011 and ON Semiconductor since 1999, and is the author of three books on leadership and corporate governance. He previously served on the board of E. I. du Pont de Nemours and Company from 1998 to 2015, and on the boards of ITT Corp., Agilysys, Lyondell Petrochemical, The Sisters of Mercy Health Corporation and DePaul University. In 2011, Dr. Crawford was awarded the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (NACD) for his contribution to corporate governance and for having made a meaningful impact in the boardroom.
Skills and Qualifications
Dr. Crawford has more than 20 years of board experience and has developed an expertise in corporate governance and boardroom leadership. As an executive of several companies, he gained experience in a range of fields including technological innovation and the chemicals industry. Dr. Crawford has developed comprehensive risk management programs for major corporations and also has substantial experience in financial matters, executive compensation and succession planning. From his experience as the president and chief executive officer of a consulting firm, he provides the Board with a unique perspective on corporate governance matters.

Curtis J. Crawford Director since 2015 Age 70

Since 2012, Ms. Farrell has served as President and Chief Executive Officer of TransAlta Corporation, an electricity power generator and wholesale marketing company. Prior to becoming President and Chief Executive Officer of TransAlta, Ms. Farrell held a variety of increasingly responsible leadership positions, including Chief Operating Officer from 2009 to 2011, and Executive Vice President of Commercial Operations and Development from 2007 to 2009. Prior to rejoining TransAlta in 2007, she served as the Executive Vice President of Generation at BC Hydro from 2003 to 2006. Ms. Farrell currently serves on the boards of TransAlta Corporation, The Conference Board of Canada and the Business Council of Canada.
Skills and Qualifications
From her role as both chief executive officer and board member of a public company, Ms. Farrell gives the Board important insight in the areas of leadership, global business management and operations, shareholder relations, risk management and financial matters. Ms. Farrell has substantial experience handling large acquisitions, implementing environmental, health and safety programs and negotiating major regulatory deals.

Dawn L. Farrell Director since 2015 Age 58

Name, Tenure and Age	Principal Occupation, Business Experience, Qualifications and Directorships

Mr. Keohane has served as President and Chief Executive Officer of Cabot Corporation, a leading global specialty chemicals and performance materials company, since March 2016. Mr. Keohane joined Cabot in 2002 and has held roles of increasing responsibility in multiple businesses and functions. In November 2014, he was appointed Executive Vice President of Cabot Corporation and President of the Reinforcement Materials segment. Concurrently, he also provided executive leadership for the global engineering and commercial excellence functions of Cabot Corporation. In March 2012, Mr. Keohane was named Senior Vice President of Cabot Corporation and served as President of the Performance Chemicals segment from May 2008 until November 2014. Prior to that, he held positions of General Manager of the Performance Products Business Group (2003-2008) and Global Marketing Director, Carbon Black (2002-2003). Before joining Cabot Corporation, Mr. Keohane worked for Pratt & Whitney, a division of United Technologies, in a variety of general management positions in the United States and Asia Pacific. He has served on the board of directors of the American Chemistry Council since 2016.
Skills and Qualifications
Mr. Keohane has substantial leadership experience. Through his roles as chief executive officer, executive officer and board member, he brings a strong knowledge of the chemicals industry and considerable experience in global management and operations, risk management, financial expertise and compensation and succession planning. Mr. Keohane also has significant experience with environmental, health and safety, process and product technology, investor relations, marketing, sales and product management.

Sean D. Keohane New Director Nominee Age 50

Mr. Vergnano has served as the Company’s President and Chief Executive Officer since July 1, 2015. Prior to joining Chemours, he held roles of increasing responsibility at E.I. du Pont de Nemours and Company. In October 2009, Mr. Vergnano was appointed Executive Vice President of DuPont and was responsible for multiple businesses and functions, including the businesses in the Chemours segment: DuPont Chemicals & Fluoroproducts and Titanium Technologies. In June 2006, he was named Group Vice President of DuPont Safety & Protection. In October 2005, he was named Vice President and General Manager — Surfaces and Building Innovations. In February 2003, he was named Vice President and General Manager — Nonwovens. Prior to that, he had several assignments in manufacturing, technology, marketing, sales and business strategy. Mr. Vergnano joined DuPont in 1980 as a process engineer. Mr. Vergnano was appointed Chairman of the National Safety Council in 2017 and has served on its board of directors since 2007. He also serves on the board of directors of the American Chemistry Council since 2015 and Johnson Controls International plc since 2016. He previously served on the board of directors of Johnson Controls, Inc. from 2011 to 2016.
Skills and Qualifications
Mr. Vergnano has substantial leadership experience in the chemicals industry and in global business management and operations. He also brings knowledge and experience in technological innovation, risk management, corporate governance and financial matters. Through his former role with DuPont and his current role as the Company’s President and Chief Executive Officer, Mr. Vergnano has substantial knowledge of the Company and its industry.

Mark P. Vergnano Director since 2015 Age 60

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF ITS EIGHT
DIRECTOR NOMINEES.

CORPORATE GOVERNANCE
Corporate Governance Highlights

➢
Declassified Board in 2016 — all directors elected annually

➢
7 of 8 director nominees are independent

➢
Highly qualified directors reflect broad mix of business backgrounds, skills and experiences

➢
Independent Chairman

➢
All of the Audit Committee members are “audit committee financial experts”

➢
Majority voting for uncontested elections with a director resignation policy

➢
Executive sessions of independent directors at each regularly scheduled Board meeting

➢
Clawback and Anti-Hedging policies

➢
Directors and Officers must meet share ownership guidelines

➢
No director may stand for re-election after reaching age 75

➢
Annual Board and Committee self-evaluations

➢
Seeking shareholder approval to remove supermajority voting provisions for Certificate and Bylaw amendments

Corporate Governance Practices

The Board is committed to the highest standards of corporate governance, which is essential for sustained success and long-term shareholder value.
In light of this goal, the Board has adopted the Corporate Governance Guidelines, which provide the framework for the Board’s corporate governance. The Nominating and Corporate Governance Committee of the Board reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. Among other things, the Corporate Governance Guidelines provide that:
➢
Independent directors will meet regularly in executive session in conjunction with regularly scheduled Board meetings.

➢
Directors have access to the Company’s management and advisors, and are encouraged to visit the Company’s facilities. Our Board has visited two manufacturing facilities.

➢
As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

➢
The Board will make an annual self-evaluation of its performance with a particular focus on overall effectiveness.

➢
Directors will avoid any actual or potential conflicts with the interests of the Company, and if any actual or potential conflict develops, will report all facts to the Board so that the conflict may be resolved or the director may resign.

➢
Shareholders and others interested in communicating directly with the Board, Chair or other outside director may do so by writing in care of the Corporate Secretary. The Board’s independent directors have approved procedures for handling such correspondence received by the Company and addressed to the Board.

The Corporate Governance Guidelines, along with the Charters of the Board Committees, the Company’s Code of Conduct, Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller, and Code of Business Conduct and Ethics for the Board of Directors are available on the Company’s website at www.chemours.com, under the heading “Investor Relations” and then “Corporate Governance.”

Board Leadership Structure

Mr. Richard H. Brown serves as the Chairman of the Board. The Company’s governing documents allow the roles of Chairman and Chief Executive Officer (“CEO”) to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separated or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. If the Board does not have an independent chairperson, the Board will appoint a Lead Independent Director and determine the Lead Independent Director’s duties and responsibilities. The Board will periodically consider the advantages of having an independent Chairman or a combined Chairman and CEO and is open to different structures as circumstances may warrant.
At this time, the Board has determined that separating the roles of Chairman and CEO serves the best interests of Chemours and its shareholders. By having an independent Chairman, the CEO can focus primarily on the Company’s business strategy and operations. The Company’s CEO and senior management, working with the Board, set the strategic direction for Chemours, and the CEO provides day-to-day leadership. The independent Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the CEO.

Director Independence

The Nominating and Corporate Governance Committee of the Board is responsible for reviewing the qualifications and independence of members of the Board and its various Committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualifications as independent, as well as, consideration of skills and experience in relation to the needs of the Board. Director nominees are recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its Charter. The ultimate responsibility for selection of director nominees resides with the Board. The qualifications that the Board considers when nominating directors is discussed in more detail under “Director Nominees and Director Qualification Standards” in this Proxy Statement.

Independent Directors
The Board assesses the independence of directors and examines the nature and extent of any relations between the Company and directors, their families and their affiliates. The Corporate Governance Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) Listing Standards on director independence and the Board affirmatively determines that the director has no material relationship with the
Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has determined that, with the exception of Mr. Vergnano, the Company’s CEO, each of the directors and director nominees — Curtis V. Anastasio, Bradley J. Bell, Richard H. Brown, Mary B. Cranston, Curtis J. Crawford, Dawn L. Farrell, Stephen D. Newlin and Sean D. Keohane — is independent.

Committee Independence Requirements
All members serving on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be independent as defined by the Corporate Governance Guidelines.
In addition, Audit Committee members must meet heightened independence criteria under NYSE Listing Standards and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) relating to audit committees. Each

Compensation Committee member must meet heightened independence criteria under NYSE Listing Standards and the rules and regulations of the SEC relating to compensation committees, be a “non-employee director” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the requisite independence and related requirements.

Oversight of Risk Management

The Board of Directors is responsible for oversight of risk management and its leadership structure supports its effective oversight of the Company’s risk management. In fulfilling its oversight responsibility, the Board receives various management and Committee reports and engages in periodic discussions with the Company’s officers, as it may deem appropriate. In addition, each of the Board Committees considers the risks within its areas of responsibility. For example, the Audit Committee focuses on risks inherent in the Company’s accounting, financial reporting and internal controls; and the Compensation Committee considers the risks that may be implicated by the Company’s incentive compensation program. The Compensation Committee’s assessment of risk related to compensation practices is discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Nominating and Corporate Governance Committee provides oversight regarding the Company’s policies on political contributions and lobbying expenses. The Nominating and Corporate Governance Committee is also responsible for reviewing transactions between the Company and related persons, which is discussed in more detail under “Certain Relationships and Transactions” in this Proxy Statement.
Pursuant to its Charter, the Audit Committee assists the Board of Directors in oversight of the Company’s compliance with legal and regulatory requirements. In fulfilling this role, the Audit Committee reviews with the Company’s General Counsel or the attorney(s) designated by the General Counsel, any legal matters that may have a material impact on the Company’s financial statements. The Audit Committee also meets at least annually with the Chief Financial Officer (“CFO”) and other members of management, as the Audit Committee deems appropriate, to discuss in a general manner the policies and practices that govern the processes by which major risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis. The Audit Committee reviews and discusses with management the Company’s cybersecurity and information security programs. Additionally, on a general basis not less than annually, the Audit Committee reviews and approves the Company’s decisions, if any, to enter into swaps, including security-based swaps, in reliance on the “end-user” exception from mandatory clearing and exchange trading requirements.

Succession Planning

The Board plans for succession to the position of CEO. The Compensation Committee, on behalf of the Board, oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as, perspective on potential candidates from outside the Company. The Board has available, on a continuing basis, the CEO’s recommendation should he or she be unexpectedly unable to serve.
The CEO also provides the Board with an assessment of potential successors to key positions.

Director Education

New directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Nominating and Corporate Governance Committee is responsible for providing guidance on directors’ continuing education, and actively monitors and encourages director education opportunities.

Code of Conduct

The Company is committed to high standards of ethical conduct and professionalism, and the Company’s Code of Conduct confirms the commitment to ethical behavior in the conduct of all activities.
In furtherance of this commitment, the Company has adopted a Code of Conduct, a Code of Business Conduct and Ethics for the Board of Directors, and a Code of Ethics for the CEO, CFO and Controller.
➢
The Code of Conduct applies to all directors, officers (including the CEO, CFO and Controller) and employees of Chemours, and it sets forth the Company’s policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of Chemours and customer property, and providing a proper and professional work environment. The Code of Conduct sets forth a worldwide toll-free and Internet-based ethics hotline, which employees can use to communicate any ethics-related concerns, and the Company provides training on ethics and compliance topics for employees.

➢
The Code of Business Conduct and Ethics for the Board of Directors applies to all directors, and is intended to (i) foster the highest ethical standards and integrity; (ii) focus the Board and each director on areas of potential ethical risk and conflicts of interest; (iii) guide directors in recognizing and dealing with ethical issues; (iv) establish reporting mechanisms; and (v) promote a culture of honesty and accountability.
➢
The Code of Ethics for the CEO, CFO and Controller applies to those three executive officers. This Code sets forth the standards of conduct that the CEO, CFO and Controller must uphold while performing his or her duties.

In fiscal year 2017, there were no waivers of any provisions of  (i) the Code of Conduct; (ii) the Code of Business Conduct and Ethics for the Board of Directors; or (iii) the Code of Ethics for the CEO, CFO and Controller. In the event the Company amends or waives any provision of any Code of Conduct or Code of Ethics that relates to any element of the definition of  “code of ethics” enumerated in Item 406(b) of Regulation S-K promulgated under the Exchange Act, the Company intends to disclose these actions on the Company website at www.chemours.com.

BOARD STRUCTURE AND COMMITTEE COMPOSITION
The Board has eight Directors and three standing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.
The table below reflects the current membership of each Committee and the number of meetings held by each Committee during fiscal year 2017. Richard H. Brown, as Chairman of the Board, and Mark P. Vergnano, as President and Chief Executive Officer, are not members of any Committee.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Curtis V. Anastasio	X		X
Bradley J. Bell	C	X
Mary B. Cranston	X	X
Dr. Curtis J. Crawford	X		C
Dawn L. Farrell		X	X
Stephen D. Newlin		C	X
2017 Meetings	6	5	5
X = Member		C = Chair
The Board met 7 times during fiscal year 2017. Each of the directors attended over 75% of the Board meetings and meetings of the Committees on which they served. The Company’s Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, its Committees on which they serve, and the Annual Meeting of Shareholders.
Each Committee operates under a written charter. The Charters are available on the Company’s corporate website, www.chemours.com, under the heading “Investor Relations” and “Corporate Governance.” The principal functions of each Committee are summarized below.
Audit Committee

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter and include, among other duties, the fulfillment of its and the Board’s oversight responsibilities relating to:
➢
The integrity of the financial statements of the Company.

➢
The qualifications and independence of the Company’s independent auditor, and in connection with the Committee’s oversight in this regard, the Chair of the Audit Committee is engaged in the selection process for the audit engagement partner.

➢
The performance of the Company’s internal audit function and independent auditors.

➢
Compliance by the Company with legal and regulatory requirements.

➢
Conduct an annual Committee self-assessment and an assessment of the independent audit firm, and report the results to the full Board.

The Audit Committee consists entirely of independent directors, and each meets the heightened independence requirements under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. Additionally, the Board of Directors has determined, in its business judgment, that each member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC.

Compensation Committee

The responsibilities of the Compensation Committee are more fully described in the Compensation Committee Charter and include, among other duties:
➢
Assess current and future senior leadership talent, including their development and the succession plans of key management positions (other than CEO).

➢
Assist the Board in CEO succession planning, including providing oversight of the CEO’s succession planning process.

➢
Review the Company’s programs for executive development, performance and skills evaluations.

➢
Conduct an annual review of the Company’s diversity talent, as well as, diversity representation on the slate for key positions.

➢
Oversee the performance evaluation of the CEO based on input from other independent directors versus Board-approved goals and objectives.

➢
Recommend to the independent members of the Board the compensation, including severance agreements as appropriate, for the CEO.

➢
Review and approve compensation and employment arrangements, including equity compensation plans, bonus plans and severance agreements as appropriate, of the CEO and other senior executive officers.

➢
Review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk.

➢
Review and approve the Compensation Discussion and Analysis and the Committee report, and other executive compensation disclosures, as required by the SEC to be included in the Company’s Proxy Statement or applicable SEC filings.
➢
Review the voting results of any say-on-pay or related shareholder proposals.

➢
Conduct an annual Committee self-assessment and an assessment of the independent compensation consultant, and report the results to the full Board.

The Compensation Committee consists entirely of independent directors, and each member meets the heightened independence requirements under NYSE Listing Standards and the rules and regulations of the SEC relating to compensation committees; and is a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act; and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2017, none of the members of the Compensation Committee was an officer or employee of the Company. No executive officer of the Company served on the compensation committee
(or other board committee performing equivalent functions) or on the board of directors of any company having an executive officer who served on the Compensation Committee or the Board.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee are more fully described in the Nominating and Corporate Governance Committee Charter and include, among other duties:
➢
Develop and recommend to the Board of Directors a set of corporate governance guidelines for the Company.

➢
Identify individuals qualified to become Board members consistent with criteria approved by the Board and recommend to the Board nominees for election as directors of the Company, including nominees whom the Board proposes for election as directors at the Annual Meeting.

➢
Review and approve any transaction between the Company and any related person in accordance with the Company’s policies and procedures for transactions with related persons.

➢
Oversee the Company’s corporate governance practices, including reviewing and recommending to the Board of Directors for approval any changes to the Company’s Code of Conduct, Certificate of Incorporation, Bylaws and Committee Charters.
➢
Conduct an annual assessment of the Committee’s performance, oversee the self-evaluation process of the entire Board of Directors and its other Committees, establish the evaluation criteria, implement the process and report its findings on the process to the Board of Directors.

The Nominating and Corporate Governance Committee consists entirely of independent directors, and each meets the independence requirements set forth in the NYSE Listing Standards.

DIRECTOR COMPENSATION
Overview

Non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of shareholders. The Nominating and Corporate Governance Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.
During fiscal year 2017, non-employee directors were entitled to the following annual retainers:
Fiscal Year 2017 Director Retainers
Annual Retainer(1)	$100,000
Annual Equity Award(2)	$130,000
Non-Executive Chairman Retainer(1)	$110,000
Audit Committee Chair Retainer(1)	$20,000
Compensation Committee Chair Retainer(1)	$15,000
Nominating and Corporate Governance Committee Chair Retainer(1)	$15,000
(1)
Amounts payable in cash may be deferred pursuant to The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors (the “Directors Deferred Compensation Plan”), which is described further below.

(2)
Equity awards are valued as of the grant date and rounded up to the nearest whole share. For 2017, equity awards were in the form of restricted stock units (“RSUs”) that convert into shares of common stock when a director leaves the Board. Before the RSUs are converted into shares, directors are not entitled to dividends on the RSUs, but they receive dividend equivalents (credited in the form of additional RSUs) that likewise are converted into shares (with any fractional share paid in cash) upon termination of service.

The above fees assume service for a full year. Directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. Each “year,” for purposes of non-employee director compensation, begins on the date of the Company’s annual meeting of shareholders. The Company does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, Committee, educational and Company business meetings.
In April 2017, the Nominating and Corporate Governance Committee recommended, after consultation with the independent compensation consultant, Frederic W. Cook & Co., Inc., and the Board approved, a change in the annual amount of the non-employee director equity compensation, which the Board believes is in the best interest of the Company and designed to fairly compensate directors for their Board responsibilities and align their interests with the long-term interests of shareholders. Effective in 2017, non-employee directors received an annual $130,000 equity award, delivered in the form of RSUs. In November 2017, after review and consultation with independent compensation consultant Willis Towers Watson, the Board adopted share ownership guidelines applicable to non-employee director equity awards beginning in 2018. The share ownership guidelines, contained in the Corporate Governance Guidelines, require non-employee directors to hold at least six (6) times the cash portion of their annual retainer worth of Chemours common stock and/or vested RSUs while serving as a director. Non-employee directors will have five (5) years to attain this ownership threshold from the time of their election to the Board. No other changes were made to non-employee director compensation in 2017.

The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors

Under the Stock Accumulation and Deferred Compensation Plan for Directors, a director is eligible to defer all or part of his or her Board retainer and Committee Chair fees in cash or stock units until a future year or years, payable in a lump sum or equal annual installments. Interest will accrue on deferred cash payments, and dividend equivalents will accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.
2017 Director Compensation Table

The following table shows information concerning the compensation paid in fiscal year 2017 to non-employee directors:
Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Curtis V. Anastasio	100,000	130,040	230,040
Bradley J. Bell	120,000	130,040	250,040
Richard H. Brown	210,000	130,040	340,040
Mary B. Cranston	100,000	130,040	230,040
Curtis J. Crawford	115,000	130,040	245,040
Dawn L. Farrell	100,000	130,040	230,040
Stephen D. Newlin	115,000	130,040	245,040
(1)
During fiscal year 2017, Mr. Vergnano was an employee of the Company and, as such, did not receive separate or additional compensation for his service as a director. See “Executive Compensation” in this Proxy Statement for information relating to the compensation paid to Mr. Vergnano during fiscal year 2017.

(2)
Column reflects all cash compensation earned during fiscal year 2017, whether or not payment was deferred pursuant to the Directors Deferred Compensation Plan.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2017 fiscal year in accordance with FASB ASC 718 as the grant date fair value of compensation earned by directors in the form of RSUs of Chemours common stock. This value is determined by dividing the annual equity award amount by the closing share price on the date of grant and rounding up to the next whole share, then multiplying by the closing share price on the grant date.

The aggregate number of stock awards outstanding for each non-employee director at fiscal year-end are as follows:
Name	Aggregate Stock Awards Outstanding as of December 31, 2017
Curtis V. Anastasio	25,194
Bradley J. Bell	25,194
Richard H. Brown	57,372
Mary B. Cranston	25,194
Curtis J. Crawford	57,372
Dawn L. Farrell	25,194
Stephen D. Newlin	25,194

Security Ownership of Certain
Beneficial Owners and Management
Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of Chemours’ common stock as of March 5, 2018 by each of the Company’s directors and nominees, named executive officers, and all directors and executive officers as a group.
Amount and nature of beneficial ownership:
Name of beneficial owner	Direct(1)	Indirect(2)	Right to acquire(3)	Total	Percent of class
Mark P. Vergnano					*
Mark E. Newman					*
Paul Kirsch					*
E. Bryan Snell					*
David C. Shelton					*
Curtis V. Anastasio					*
Bradley J. Bell					*
Richard H. Brown					*
Mary B. Cranston					*
Curtis J. Crawford					*
Dawn L. Farrell					*
Sean D. Koehane					*
Stephen D. Newlin					*
Directors, nominees and executive officers as a group (16 persons)
*
Indicates ownership of less than 1% of the outstanding shares of Chemours common stock. Each of the Company’s executive officers and directors may be contacted at 1007 Market Street, Wilmington, DE 19899.

(1)
Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)
Shares over which directors, nominees and executive officers may be deemed to have or share voting or investment power, including shares owned by trusts and certain relatives.

(3)
Shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from March 5, 2018, through the exercise of stock options or through the conversion of RSUs or deferred stock units granted or held under the Company’s equity-based compensation plans.

Security Ownership of 5% Beneficial Owners

Based solely on the information filed on Schedule 13G for the fiscal year ended December 31, 2017, the following table sets forth those shareholders who beneficially own more than five percent of Chemours common stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(4)
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	17,619,233	%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	18,863,648	%
FMR LLC(3) 245 Summer Street Boston, MA 02210	20,309,575	%
(1)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on January 23, 2018, BlackRock, Inc., reported that it had sole voting power with respect to 16,369,643 shares and sole dispositive power with respect to 17,619,233 shares as of December 31, 2017.

(2)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on February 8, 2018, The Vanguard Group reported that it had sole voting power with respect to 143,572 shares, shared voting power with respect to 37,754 shares, sole dispositive power with respect to 18,692,122 shares, and shared dispositive power with respect to 171,526 shares as of December 31, 2017.

(3)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on February 13, 2018, FMR LLC reported that it had sole voting power with respect to 368,649 shares and sole dispositive power with respect to 20,309,575 shares as of December 29, 2017.

(4)
Ownership percentages based on total shares outstanding as of the Record Date.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Name	Position
Mark Vergnano	President and Chief Executive Officer
Mark Newman	Senior Vice President and Chief Financial Officer
Paul Kirsch	President, Fluoroproducts
Bryan Snell	President, Titanium Technologies
David Shelton	Senior Vice President and General Counsel
This Compensation, Discussion and Analysis is organized into five sections:
•
Executive Summary

•
Executive Compensation Philosophy and Pay-for-Performance

•
Executive Compensation Decision Making

•
2017 Executive Compensation

•
Company Sponsored Employee Benefits

Executive Summary
2017 Business Highlights
Chemours delivered another year of improved financial performance, driven by our five-point transformation plan, which was completed at the end of 2017. We delivered $1.4 billion of adjusted earnings before interest, income taxes, depreciation, and amortization (“Adjusted EBITDA”) through our cost reduction and growth initiatives along with improved market conditions. Since spin, we have realized approximately $350 million in cost savings, which improved our pre-tax earnings by similar amounts through year-end 2017. For the past two-and-a-half years, our transformation plan helped us deliver over $800 million of incremental Adjusted EBITDA improvement compared to 2015. These improvements were realized after offsets related to the impact of divestitures completed during 2016, certain market factors and other costs to achieve the transformation plan. The completion of the five-point transformation plan has streamlined our portfolio into a leaner set of highly investable businesses, allowing us to turn our attention to not only growing, but thriving, as a company.
2017 highlights include:
•
Net sales of  $6.2 billion, up 15% year-over-year

•
Net income of  $746 million, up $739 million year-over-year

•
Adjusted EBITDA of  $1.4 billion, up 73% year-over-year

•
Improved cash from operating activities by approximately $45 million, following the $335 million payment of PFOA MDL settlement

•
One-year Total Shareholder Return (“TSR”) of 127%

Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” on pages 67 to 69 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

In 2017, Chemours continued to deliver Total Shareholder Return (“TSR”) surpassing peers. The following graph illustrates Chemours’ 2017 annualized TSR, assuming dividend reinvestment, relative to that of the 2016 – 2018 performance peer group companies.

Fiscal 2017 TSR Comparison
% Change
127%
41%
Chemours
Peer Group Average

2017 Executive Compensation Highlights
The Committee remained focused on strongly aligning executive pay programs to shareholder interests, and structured to be competitive in the industry in order to attract and retain key executive talent. The overall design of the 2017 programs closely resembled that of 2016.
•
The Compensation Committee modified the Annual Incentive Plan (“AIP”) metrics as planned to remove Fixed Cost Reduction as a measure in 2017. While Fixed Cost Reduction remains a focus area for Chemours, its inclusion as a measure prior to 2017 was intended to drive critical focus on the achievement of sustainable cost reductions critical to Chemours short and long-term success as part of the transformation plan immediately following separation from DuPont. Free Cash Flow and Adjusted EBITDA remained as measures and were weighted equally. The Compensation Committee believes these measures continue to reinforce a strong link between pay and performance.

•
Chemours business performance is key to determining executive compensation. The 2017 financial measures and targets under the AIP, along with results for the year, are listed below. Actual financial performance for all measures exceeded objectives for the maximum annual incentive payout, yielding an AIP payout factor of 200%. The Committee believes that AIP payouts to Named Executive Officers (“NEOs”) are commensurate with Chemours’ performance results and its pay-for-performance philosophy.

•
Based on a review of 2016 business results and competitive market data of peer companies, certain NEOs received adjustments to their base salaries and short/long-term incentive opportunities in early 2017. Changes, recommended to improve the competitiveness of the NEO’s total compensation took into account the individual NEOs’ experience, performance, and job responsibilities.

Executive Compensation Governance and Best Practices
Chemours’ executive compensation policies and practices demonstrate a commitment to strong governance standards and include features designed to mitigate compensation-related risks. The table below highlights the key features of Chemours’ executive compensation programs and those features that Chemours does not employ:
What Chemours Does	What Chemours Doesn’t Do
☑ Pay-for-performance	☒ Provide income tax gross-ups, other than for international assignment-related and relocation
☑ Deliver total direct compensation predominantly through variable pay	☒ Re-price underwater stock options
☑ Set challenging short- and long-term incentive award goals	☒ Allow hedging, pledging, short sales, derivative transactions, margin accounts or short-term trading
☑ Target pay and benefits to market competitive levels	☒ Have a liberal share recycling provision in our equity plan
☑ Maintain robust stock ownership requirements
☑ Maintain a clawback policy for incentive based compensation
☑ Annually review the constituents of Compensation and Performance peer groups and make adjustments as appropriate
☑ Undertake an annual review of compensation risk
☑ Limited perquisites
☑ Regularly review compensation, especially incentive compensation to ensure continued alignment with the company’s strategy
2017 “Say on Pay” Vote Result
At Chemours’ 2017 Annual Meeting, shareholders approved the Company’s “Say-on-Pay” proposal with more than 97% of the votes cast in support of the executive compensation program. The Compensation Committee is committed to regularly reviewing the program in the context of Chemours’ compensation philosophy and will continue to consider shareholder input in evaluating executive compensation program design and decisions.
Executive Compensation Philosophy and Pay-for-Performance
Executive Compensation Philosophy
The objectives of Chemours’ executive compensation philosophy are rooted in:
•
Promoting a performance-based culture that strongly links executive rewards to shareholder interests and to the Company’s strategic and financial goals

•
Providing a competitive total compensation opportunity designed to attract, retain and motivate high-performing executive talent

These objectives are achieved through fixed and variable compensation elements. The Compensation Committee determines the appropriate balance between these elements in setting the total compensation opportunity for executives:
Element	Purpose and Key Features
Base Salary
➢
Provides a stable source of income and is a standard element in executive compensation packages

➢
Compensates for expected day-to-day contribution

➢
Targeted to be market competitive in order to attract and retain qualified executives

➢
Delivered in cash

Annual Incentive Plan (“AIP”)
➢
Short-term at-risk compensation

➢
Encourages focus on the achievement of annual business goals

➢
Target incentive opportunity is set as a percentage of base salary and awards are earned only after a threshold level of performance is achieved

➢
Maximum payout is capped at 200% of target

➢
Delivered in cash

Long-Term Incentive Program (“LTIP”)
➢
Long-term at-risk compensation

➢
Aligns executives with the long-term interests of shareholders

➢
Provides a total compensation opportunity with payouts varying based on business and stock price performance

➢
Delivered in stock

Pay Mix at Target
The Committee believes that aligning executive incentive payouts with Chemours’ performance outcomes is critical for shareholders. Accordingly, the targets under the annual and long-term incentive programs represent rigorous performance expectations that are aligned to short and long-term financial and strategic goals.
To reinforce Chemours’ pay-for-performance philosophy, the total compensation program for executives emphasizes at-risk incentive pay and, therefore, fluctuates with financial results and stock price. This approach aligns the pay outcomes of executives with Company performance and shareholder interests. The charts that follow illustrate the percentage of target pay at-risk for the CEO and other NEOs on average.
87% of CEO target total pay in 2017 was at risk while target total pay for our other NEOs was on average 72% at risk.

CEO Pay for Performance
The chart below demonstrates the relationship between Mr. Vergnano’s pay and Total Shareholder Return (TSR) in 2016 and 2017. Target Pay ($6M in 2016 and $7.8M in 2017) refers to the target pay program approved by the committee regarding base salary, annual incentive, and equity awards. Realizable Pay ($18.8M in 2016 and $10.6M in 2017) is defined as actual W-2 base salary pay, actual annual incentive payment for performance in that year (paid in following year), and the intrinsic value of equity awards, valued at the end of the period. Stock options are valued based on the in-the-money value of options granted during that year (the spread between end-of-year stock price and grant price). PSUs are valued based on the number of PSUs awarded during that year (i.e., target # of PSUs), valued at the stock price at the end of the year.
Due to large increases in TSR, Mr. Vergnano’s equity awards were worth substantially more at the end of each fiscal year than they were on the date of grant. This, combined with above-target annual incentive payouts, contributes to a greater Realizable Pay value. Pay outcomes for the CEO are aligned with TSR performance, thereby aligning CEO pay with shareholder interests.
Executive Compensation Decision Making
The Chemours Compensation Committee applies the following factors to guide executive compensation decisions:
•
Company performance and strategic objectives,

•
Independent external market data, and

•
Economic environment for the chemicals industry.

The table below summarizes oversight responsibilities and participation in executive compensation decisions:
Compensation Committee
➢
Establish executive compensation philosophy

➢
Approve incentive compensation programs and determine performance expectations for short-term and long-term incentive programs

➢
Approve all compensation actions for the NEOs, other than the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

➢
Recommend to the independent directors of the Board compensation actions for the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

All Independent Board Members
➢
Assess performance of the CEO

➢
Approve all compensation actions for the CEO, including base salary, target and actual short-term incentive plan payouts and long-term incentive targets, grants and earned awards

Chief Executive Officer
➢
Provide compensation recommendations for the NEOs (other than the CEO) to the Compensation Committee, which considers these recommendations as part of its evaluation. However, review, analysis, and final approval of compensation actions are made solely by the Compensation Committee

➢
Recommendations are based on the CEO’s personal review of each NEO’s performance, job responsibilities, and importance to the Company’s overall business strategy, as well as the Company’s compensation philosophy

➢
In preparing compensation recommendations for the NEOs, the CEO and the SVP of Human Resources compare each key element of compensation provided to the NEOs to market data and consider the total compensation package

➢
In consultation with the Chief Financial Officer, recommends incentive measures and performance expectations

Independent Consultant to the Compensation Committee
➢
Provides independent advice, research, and analytical services on a variety of subjects, including compensation of executive officers and executive compensation trends

➢
Participates in meetings as requested and communicates with the Chair of the Compensation Committee between meetings

➢
Evaluates executive compensation policies and guidelines and provides analysis of policies and guidelines compared to best practices in the industry

➢
Engaged by, and reports directly to the Compensation Committee

Independent Compensation Consultant
In April 2017, the Compensation Committee engaged a new independent compensation consultant, Willis Towers Watson, to replace Frederic W. Cook & Co., Inc. (“FW Cook”) which had served as the independent consultant since 2015. Willis Towers Watson is engaged by and reports directly to the Compensation Committee, which may replace the firm or hire additional consultants at any time.
The Compensation Committee and the other independent directors of Chemours’ Board are the sole decision makers for compensation of executive officers.
The Committee has assessed the independence of Willis Towers Watson based on NYSE Listing Standards and SEC rules and concluded that its work does not raise any conflict of interest.
Peer Group Selection and Competitive Positioning
In making compensation decisions, the Compensation Committee considers competitive market data from a compensation peer group of companies as one of several reference points. Compensation peer group data is supplemented with broader chemical industry and general industry data. The selection of the compensation peer group is composed of publicly-traded U.S.-based companies with similar scale, revenue, industry, and business characteristics reflecting Chemours’ current state as well as its business direction.
For compensation decisions made in early 2017, the compensation peer group consisted of the following companies:
Company Name	Revenues ($MMs)
Air Products & Chemicals, Inc.	$8,187.6
Albemarle Corporation	$2,677.2
Ashland Inc.	$3,260.0
Celanese Corporation	$5,389.0
Chemtura Corporation (acquired by Lanxess April 21, 2017)	N/A
Eastman Chemical Company	$9,008.0
Huntsman Corporation	$9,657.0
The Mosaic Chemical Company	$7,162.8
PolyOne Corporation	$3,339.8
PPG Industries, Inc.	$14,751.0
RPM International, Inc.	$4,958.2
The Sherwin Williams Chemical Company	$11,855.6
Tronox Limited	$2,093.0
Westlake Chemical Corporation	$5,075.5
WR Grace and Chemical Company	$1,598.6
Table includes source data from Equilar. Revenue reported is for the most recently completed fiscal year-end publicly-disclosed as of 12/31/2017.
Chemours generally targets the market median for target total direct compensation and each of base salary, target total cash compensation, and long-term incentives for senior officers and NEOs. Ultimately, the Compensation Committee has the flexibility to pay above or below the market median based on a variety of factors including an executive’s scope of responsibility, experience level, the critical need for retention, sustained performance over time, potential for advancement as part of key succession planning processes, and other unique factors.
With the assistance of its independent compensation consultant, the Compensation Committee annually reviews the peer group. Adjustments were made to the peer group based on a review conducted in August of 2017 to better reflect Chemours’ profile and size. The following changes were made and will be used as a reference point for making 2018 compensation decisions:
•
Added: Axalta Coating Systems, Olin, Platform Specialty Products, Trinseo, and Venator Materials; all are chemical companies with similar revenue scope ($3 – $6 billion).

•
Removed: Chemtura Corporation was acquired by Lanxess and The Mosaic Company was removed as they are a fertilizer company with a different business dynamic.

Additionally, given the overlap of the Compensation Peer Group and the Performance Peer Group (discussed in the Long-term Incentive Program section), the Compensation Committee made the decision to consolidate to a single peer group for both purposes beginning in 2018.
2017 Executive Compensation
2017 CEO Compensation Highlights
Mr. Vergnano became CEO on July 1, 2015. At that time, the Compensation Committee established Mr. Vergnano’s target total direct compensation opportunity with the assistance of its then-serving independent compensation consultant, FW Cook. In determining Mr. Vergnano’s 2017 target total direct compensation opportunity, the Compensation Committee’s recommendations reflected the following:

•
Strong Company performance in 2016, including one-year TSR of 317%

•
Target CEO compensation had not changed since the separation from DuPont on July 1, 2015

•
The objective to move CEO target total direct compensation closer to market median two to three years from separation from DuPont, subject to performance

The following changes to Mr. Vergnano’s target total compensation were approved by the Board of Directors in February 2017:
	2015 and 2016	2017
Base Salary	$900,000	$1,000,000
Target AIP Opportunity	$1,170,000 (130% of salary)	$1,300,000 (130% of salary)
Target LTI Opportunity (Grant Value)	$3,930,000	$5,500,000
Target Total Direct Compensation	$6,000,000	$7,800,000
These changes resulted in target total direct compensation opportunity being better aligned to the market median of the Compensation Peer Group.
Mr. Vergnano’s actual 2017 AIP award was $2,600,000, 200% of his target award opportunity. In 2017, 60% of Mr. Vergnano’s total long-term incentive opportunity was delivered in Performance Share Units (“PSUs”), with vesting and performance results based on the achievement of Adjusted EBITDA and Pre-Tax Return on Invested Capital financial goals as well as Relative Total Shareholder Return over a three-year period. The remaining 40% of Mr. Vergnano’s long-term incentive opportunity was delivered in non-qualified stock options, which vest annually in three equal installments from the date of grant.
2017 Base Salaries of the Other NEOs
Base salaries for the NEOs are intended to be competitive with the market in order to attract and retain the executive talent needed to successfully manage daily business operations. NEOs’ base salaries reflect the scope of responsibilities, experience, performance, and external market competitiveness. Overall base salaries represent a small portion of a NEO’s overall compensation. Base salaries are reviewed annually.
Base salaries were not increased in 2016. In early 2017, the Compensation Committee, in consultation with FW Cook, reviewed base salaries for the NEOs and determined increases were appropriate for certain NEOs based on strong financial and individual performance, competitive market data and an overall increase in trends in the market. The Compensation Committee also considered the CEO’s recommendations (for NEOs other than the CEO) and the Committee’s desired objective to move overall NEO compensation toward market competitive pay levels within two to three years of the separation from DuPont, subject to delivered performance. As a result, the Compensation Committee approved base salary increases for the following NEOs: Mr. Newman — 3% (new base salary of  $591,220); Mr. Shelton — 19% (new base salary of  $475,000) and Mr. Snell — 25% (new base salary of $500,000.) Mr. Kirsch was hired in mid-2016 and did not receive an increase to base salary in 2017 (base salary of  $550,000). Salary changes for NEOs are generally effective March 1 of each year.
NEO	Base Salary ($) (as of December 31, 2016)	Base Salary ($) (as of December 31, 2017)
Mark Vergnano	$900,000	$1,000,000
Mark Newman	$574,000	$591,220
Paul Kirsch	$550,000	$550,000
Bryan Snell	$400,000	$500,000
David Shelton	$400,000	$475,000
Annual Incentive Plan (AIP)
Chemours’ annual incentive plan is designed to reward executives for achieving and exceeding annual financial performance goals. Under the AIP, each NEO has a target annual incentive opportunity, expressed as a percentage of base salary. Incentive targets are determined based on the Compensation Committee’s review of peer group practices, chemical industry data from proprietary third-party surveys, and the position and scope of responsibilities of each NEO. Incentive targets are reviewed annually. NEO AIP target opportunity (as a percent of salary) remained unchanged for 2017 with the exception of Mr. Shelton, whose AIP target was increased to better align with market. The following table summarizes 2017 AIP targets.
NEO	2016 Annual Incentive Target (as % of Base Salary)	2017 Annual Incentive Target (as % of Base Salary)
Mark Vergnano	130%	130%
Mark Newman	80%	80%
Paul Kirsch	75%	75%
Bryan Snell	75%	75%
David Shelton	65%	70%
After careful review, the Compensation Committee determined to maintain the same annual incentive design in 2017 as in 2016.
Incentive Formula
Actual cash annual incentive awards for NEOs are determined using the formula shown below. Calculation of award payments for each NEO is based fully on Chemours’ financial performance. There is no individual performance component for NEOs. The Committee may use discretion to reduce payout.
Performance Measures
For 2017, the Compensation Committee selected two equally weighted financial performance measures: Adjusted EBITDA and Free Cash Flow. The Committee believes these measures are critical to success and focus on promoting earnings improvement and emphasizing cash generation in support of debt servicing and return of cash to shareholders.
As planned, Fixed Cost Reduction was removed as a measure in 2017. While Fixed Cost Reduction remains a focus area for Chemours, its inclusion as a measure in 2016 was intended to drive the achievement of sustainable cost reductions critical to Chemours’ short and long-term success, as part of the transformation plan launched following separation from DuPont.
2017 Measure	Weighting	Definition
Adjusted EBITDA	50%	Income (loss) before income taxes, depreciation and amortization excluding the following items: interest, non-operating pension and other postretirement employee benefit costs, exchange gains (losses), restructuring charges (benefits), gains (losses) on sale of business or assets, impact of changes to US GAAP accounting during the performance period. (Consistent with external reporting)
Free Cash Flow	50%	Cash Flows from Operations less Capital Expenditures as disclosed on the Company’s Cash Flow statement. (Consistent with external reporting)
The chart below shows the 2017 AIP performance ranges and results approved by the Compensation Committee. Target goals were consistent with the Company’s budget for 2017, which incorporated considerations of potential opportunities and risks associated with external business and market conditions. Targets for each of the performance measures are set at levels considered challenging, motivational, and competitive. Achievement of the targets represents strong performance in each individual financial metric and demonstrates successful execution of business objectives. The performance range is determined using external guidance, historical performance and expectations as guardrails. Threshold is considered the level of performance that warrants the minimum payout level and the maximum defines what level of performance is exceptional.
Based on 2017 financial results, the Company’s 2017 Corporate AIP payout is 200% of target. In connection with the Committee’s review of Chemours’ AIP measures and overall results, the cash payout for the Company’s

PFOA MDL litigation settlement ($335 million) was excluded from Chemours’ Corporate Free Cash Flow measure. Exclusion of the PFOA MDL litigation settlement from the Free Cash Flow AIP performance measure did not increase the AIP payouts, as performance would have exceeded the maximum threshold whether or not it was excluded.
Figures are in millions.
Measure	Threshold(1)	Target	Maximum(2)	Actual	Weighted Funding Result
Adjusted EBITDA	$878	$975	$1,121	$1,422	100%
Free Cash Flow	$78	$112	$225	$563	100%
				Total	200%
(1)
Represents the minimum level of performance required to earn any incentive for this component of the 2017 AIP. Performance below this level would not result in a payout for the performance measure.

(2)
Represents the highest level of performance at which maximum payout under the 2017 AIP is earned. Achievement of performance above this level would not result in a greater payout for the performance measure.

Based on the actual performance achieved, the AIP awards for each NEO, reflecting 200% of target incentive amounts, were approved:
NEO	Annual Incentive Target (as % of Base Salary)	Annual Incentive Target ($)	Annual Incentive Actual ($)
Mark Vergnano	130%	$1,300,000	$2,600,000
Mark Newman	80%	$472,976	$945,952
Paul Kirsch	75%	$412,500	$825,000
Bryan Snell	75%	$375,000	$750,000
David Shelton	70%	$332,500	$665,000
Long-Term Incentive (LTI) Program
Chemours provides long-term incentive compensation to directly tie NEO interests to the interests of shareholders. Long-term incentive targets are reviewed annually and determined based on the Compensation Committee’s review of the following:
•
NEO position and scope of responsibilities

•
Peer group practices

•
Chemical industry data from proprietary third-party surveys

In 2017, the Compensation Committee increased the long-term incentive targets for the following NEOs: Mr. Snell ($800,000 to $900,000) and Mr. Shelton ($600,000 to $750,000) in connection with their performance and to better align their compensation with market. No changes were recommended for Mr. Newman ($1,200,000) and Mr. Kirsch ($900,000) as their long-term incentive targets were considered market competitive. The following table summarizes 2017 LTI targets.
NEO	2016 Long Term Incentive Target	2017 Long Term Incentive Target
Mark Vergnano	$3,930,000	$5,500,00
Mark Newman	$1,200,000	$1,200,00
Paul Kirsch	$900,000	$900,000
Bryan Snell	$800,000	$900,000
David Shelton	$600,000	$750,000

As in prior years, target LTI award values were delivered through a mix of PSUs and Non-Qualified Stock Options (“Stock Options”). The use of PSUs and Stock Options creates alignment with shareholders, as a PSU’s value is equal to the value of a share of stock, vesting is conditioned on attainment of performance objectives, and Stock Options have value only if the value of Chemours’ common stock increases after the grant date. Details of each award type are summarized below.
PSU Awards (60% of LTI Target Award)
The use of PSUs directly supports the objectives of tying a NEO’s overall compensation opportunity to Chemours’ common stock price and the achievement of critical financial and operational objectives and Relative TSR. For 2017, the Compensation Committee selected two equally weighted performance measures: Adjusted EBITDA and Pre-tax Return on Invested Capital. The use of Adjusted EBITDA in the long-term program reinforces the importance of earnings improvement over the mid and long term. Pre-tax Return on Invested Capital remains critical to Chemours’ ability to invest and manage assets that deliver the greatest return. TSR is used as a modifier to promote alignment with shareholders.
The Compensation Committee believes these performance measures are appropriate to motivate executives to achieve and sustain outstanding long-term results.
Adjusted EBITDA is used in both short-term and long-term plans for 2017 to reinforce the importance of the financial measure for Chemours during the critical period after separation from DuPont. As Chemours continues to grow and build momentum, the Compensation Committee believes that using a variety of measures is a better gauge of financial performance and health of the Company and should be used to incent the right long-term behaviors. Beginning in 2018, Adjusted Earnings Per Share (“Adjusted EPS”) will replace Adjusted EBITDA as a measure in the long-term plan. Adjusted EPS is an important indicator of success in delivering long-term shareholder value.
2017 Measure	Weighting	Definition
Adjusted EBITDA	50%	Income (loss) before income taxes, depreciation and amortization excluding the following items: interest, non-operating pension and other post-retirement employee benefit costs, exchange gains (losses), restructuring charges (benefits), gains (losses) on sale of business or assets (where the assets do not constitute a business, for purposes of applying US GAAP), and other items not considered indicative of the Company’s ongoing operational performance and expected to occur infrequently.
Pre-tax Return on Invested Capital (“ROIC”)	50%	Adjusted Operating Income divided by Invested Capital. Adjusted Operating Earnings equals Adjusted EBITDA minus depreciation and amortization. Invested Capital equals Debt plus Equity minus Cash. Any impact of changes to US GAAP accounting during the performance period is excluded from this calculation.
Relative TSR	Modifier	Change in the Company’s stock price plus dividends paid and assumed to be reinvested on the ex-dividend date during the period, divided by beginning stock price, compared on a percentile basis to the same change with respect to a peer group.
As in prior years, the PSU component of Chemours’ long-term incentive program consists of overlapping cycles, with a new equity award each year. In general, each participant receives a grant at the beginning of each three-year cycle. The number of PSUs earned by the NEOs will vary based on results achieved over a three-year period against the predetermined performance goals, as well as long-term returns to shareholders as measured by TSR.
The FY2017 – FY2019 performance period, January 1, 2017 through December 31, 2019, consists of four equally weighted measurement periods for each financial objective: three one-year and one three-year measurement periods. The achievement of annual and cumulative/average goals ensures that growth and improvement are a constant focus.

Adjusted EBITDA		Pre-Tax ROIC
Period	Weighting	Period	Weighting
2017	12.5%	2017	12.5%
2018	12.5%	2018	12.5%
2019	12.5%	2019	12.5%
Cumulative FY2017 – FY2019	12.5%	Average FY2017 – FY2019	12.5%
Total for Adjusted EBITDA	50%	Total for Pre-tax ROIC	50%
Targets, as well as threshold and maximum goals, are determined at the start of the three-year period for each of the above-listed performance measures and performance periods. These goals are considered challenging to obtain and are aligned with delivering shareholder value. The Compensation Committee also considers how the achievement of goals may be affected by competitive and/or economic conditions over the three-year period. The payout range of the PSUs is 0% to 200% depending on Chemours’ achievement of the performance goals.
Chemours believes disclosing specific targets while the applicable performance period is ongoing could cause competitive harm. However, such targets will be disclosed once the applicable performance periods have ended as part of our discussion and analysis about the amounts earned by the NEOs under these awards.
Relative TSR for the FY2017 – FY2019 period will be measured at the end of the three-year plan period against the performance peer group listed below. The performance peer group differs slightly from the compensation peer group referenced when making 2017 pay decisions in that it includes Kronos Worldwide, Inc., a primary titanium dioxide competitor. Chemours’ TSR relative to these performance peers will be used as a modifier to increase or reduce the number of units and value earned.
Air Products & Chemicals, Inc. Albemarle Corporation Ashland Inc. Celanese Corporation Chemtura Corporation	Eastman Chemical Company Huntsman Corporation Kronos Worldwide, Inc. The Mosaic Company Polyone Corporation	PPG Industries, Inc. RPM International Inc. The Sherwin-Williams Company Tronox, Ltd. Westlake Chemical Corporation W. R. Grace & Company
At the end of the performance period, the overall performance outcome will be modified as shown in the table below:
Relative TSR	<25th percentile	25th to 75th percentile	>75th percentile
Applied Modifier	0.75	1.00	1.25
Specifically, the performance outcome will be adjusted downward for Relative TSR below the 25th percentile and upward for Relative TSR above the 75th percentile. The maximum incentive under the PSU is capped at 200%, inclusive of modifier impact.
Given the overlap of the Compensation Peer Group and the Performance Peer Group, the Compensation Committee made the decision to consolidate to a single peer group for both purposes beginning in 2018.
Stock Options (40% of LTI Target Award)
The use of Stock Options provides clear and direct alignment with shareholder interests as they have value only if the price of Chemours’ stock at the time of exercise exceeds the stock price on the date of grant. As a result, Stock Option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders. The Stock Options are designed to vest in equal annual installments over three years from the grant date and have a ten-year term.

2017 LTI Awards
Awards to the NEOs under the 2017 long-term incentive program were as follows:
NEO	2017 Target LTI Award Value	Estimated Value of PSUs on 3/1/2017	Target Number of PSUs Awards(1)	Estimated Value of Stock Options on 3/1/2017	Number of Stock Options Granted(2)
Mark Vergnano	$5,500,000	$3,300,000	95,047	$2,200,000	145,118
Mark Newman	$1,200,000	$720,000	20,738	$480,000	31,662
Paul Kirsch	$900,000	$540,000	15,553	$360,000	23,746
Bryan Snell	$900,000	$540,000	15,553	$360,000	23,746
David Shelton	$750,000	$450,000	12,961	$300,000	19,788
(1)
The number of PSUs awarded was determined using the closing price for Chemours common stock on grant date, March 1, 2017. The closing price of Chemours common stock was $34.72.

(2)
The number Stock Options awarded and the exercise price were determined based on the Black-Scholes value using the closing price of Chemours common stock on the grant date, March 1, 2017. The closing price of Chemours common stock was $34.72 and the Black-Scholes value was $15.16.

Company Sponsored Employee Benefits
The Company offers the NEOs health and welfare and retirement plan benefits. Additional elements specific to the executive compensation program include nonqualified retirement benefit plans, reimbursement of financial planning and income tax preparation services, and change-in-control benefits. The Company also provides assignment-related relocation assistance, income tax preparation services, and corresponding tax gross-ups.
The Chemours Company Pension Restoration Plan
Mr. Vergnano, Mr. Snell and Mr. Shelton participated in The Chemours Company Pension Restoration Plan (“PRP”), a nonqualified retirement benefit plan. Benefits under the PRP were frozen when Chemours separated from DuPont. The Board, upon recommendation of the Compensation Committee, terminated the PRP effective April 28, 2016, and all PRP benefits were distributed to Mr. Vergnano, Mr. Snell and Mr. Shelton on October 31, 2017.
The Chemours Company Retirement Savings Restoration Plan
The Chemours Company Retirement Savings Restoration Plan (“RSRP”) is a nonqualified defined contribution plan that restores benefits above the Internal Revenue Code limits for tax-qualified retirement plans to be consistent with those provided to other eligible employees at Chemours.
The Chemours Company Management Deferred Compensation Plan
Under The Chemours Company Management Deferred Compensation Plan (“MDCP”), participants may defer base salary, bonus, and certain incentive plan awards until a later date. Generally, earnings on nonqualified deferred compensation include returns on investments that mirror the investment alternatives available to all employees under the Company’s retirement savings plan.
Change-in-Control Severance Benefits
To ensure that executives remain focused on Chemours’ business during a period of uncertainty, Chemours maintains a change-in-control severance plan for its executives, including the NEOs. For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by Chemours without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross-ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information, see “Executive Compensation — Potential Payments upon Termination or Change-in-Control.”

Benefits provided under the change-in-control severance plan include:
•
A lump sum cash payment of two times (three times for the CEO) the sum of the executive’s base salary and target annual incentive;

•
A lump sum cash payment equal to the pro-rated portion of the executive’s target annual incentive for the year of termination; and

•
Continued health and dental benefits, life insurance, and outplacement services for two years (three years for the CEO) following the date of termination.

The change-in-control severance plan also includes 12-month non-competition, non-solicitation, non-disparagement, and confidentiality provisions (18 months for the CEO).
Compensation and Risk

In 2017, Chemours management reviewed its executive and non-executive compensation programs and in concurrence with the Compensation Committee’s independent compensation consultant, determined that none of its compensation programs encourages or creates excessive risk-taking, and none are reasonably likely to have a material adverse effect on the Company.
In conducting this assessment, the components and design features of executive and non-executive plans and programs were analyzed. A summary of the findings of the assessment was provided to the Compensation Committee. Overall, the Compensation Committee concluded that (1) the Company’s executive compensation programs provide a mix of awards with performance criteria and design features that mitigate potential excessive risk taking and (2) non-executive employee compensation programs are appropriately balanced between fixed and variable compensation and do not encourage excessive risk taking. The Compensation Committee also considered its payout caps or limits, stock ownership guidelines, and clawback policy as risk mitigating features of its executive compensation program.
Payout Limitations or Caps
Earned awards from the annual incentive plan and the PSU plan are capped at 200% of target to protect against excessive payouts.
Stock Ownership Guidelines
To further support our goal of achieving a strong link between shareholder and executive interests, Chemours maintains stock ownership guidelines to require executive share ownership of a value equal to a specified multiple of base pay. Executives have five (5) years from the date they become subject to the guidelines to reach their respective ownership requirements. Until the ownership requirement is satisfied, 100% of the net shares realized from exercise or vesting of stock-based awards must be retained. Share ownership guidelines are as follows:
Multiple of Salary	2017 Target
CEO	5.0x
Other NEOs	3.0x
All applicable NEOs have satisfied or are on track to satisfy these guidelines.
Restrictions on Certain Types of Transactions

The Company has a policy that prohibits executive officers and directors from engaging in the following types of transactions with respect to Chemours’ stock: hedging transactions, pledging securities, short sales, derivative transactions, margin accounts, and short-term trading.

Deductibility of Performance-Based Compensation

In setting the NEO’s 2017 compensation packages, the Compensation Committee considered Section 162(m) of the Internal Revenue Code, which provided that compensation in excess of $1 million paid to certain executive officers, was not deductible unless certain exceptions applied. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception under Section 162(m) for awards that are not grandfathered and increased the coverage of Section 162(m) to, among other things, include Chief Financial Officers. These changes will cause more NEO compensation to be non-deductible under Section 162(m) in the future, and will eliminate the Company’s ability to structure performance-based awards to be exempt from Section 162(m). Chemours will continue to monitor developments under Section 162(m).
CEO Pay Ratio

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with SEC rules. Chemours determined that as of October 31, 2017, the total number of employees was 6,954. To determine median employee pay, Chemours chose base pay as the consistently applied compensation measure. Chemours then calculated an annual base pay for each employee, annualizing pay for those employees who commenced work during 2017 and any employees who were on leave for a portion of 2017. Chemours used a valid statistical sampling methodology to identify a population of employees whose base pay was within a 5% range of the median. Using this methodology, Chemours identified the median employee from that group and it was determined that person’s total compensation (determined in accordance with SEC rules) was $98,086. The ratio of CEO pay to median worker pay is 101:1.
Element	Median Employee	CEO
Salary (includes Overtime)(1)	$82,213	$983,333
Stock Awards	$0	$3,787,623
Option Awards	$0	$2,199,989
Non-Equity Incentive Plan Compensation/Bonus(2)	$4,937	$2,600,000
Change in Pension Value	$0	$141,163
All Other Compensation(3)	$10,936	$232,063
Summary Compensation Table Totals	$98,086	$9,944,171
CEO Pay Ratio	101:1
(1)
Consists of 2017 base salary plus overtime pay

(2)
Actual 2017 cash incentive paid during the first quarter of fiscal year 2018 under a performance-based compensation plan

(3)
Consists of 2017 employer contributions to the Retirement Savings Plan

Summary Compensation Table

The following table sets forth information concerning the total compensation earned by the NEOs during fiscal years 2017, 2016 and 2015.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Mark Vergnano, President and Chief Executive Officer	2017	983,333		3,787,623	2,199,989	2,600,000	141,163	232,063	9,944,171
	2016	900,000		1,895,099	1,713,424	1,989,000	69,279	108,790	6,675,592
	2015	809,402		1,575,035	1,625,002	516,960	207,235	111,180	4,844,814
Mark Newman, Senior Vice President and Chief Financial Officer	2017	588,350		826,409	479,996	945,952	0	102,879	2,943,586
	2016	574,000		578,658	523,180	780,640	N/A	24,729	2,481,207
	2015	567,006		912,519	937,502	254,464	N/A	449,000	3,120,491
Paul Kirsch, President, Fluoroproducts	2017	550,000		619,787	359,989	825,000	0	345,674	2,700,450
	2016	320,833	650,000	969,558	240,000	701,250	N/A	53,668	2,935,309
	2015	N/A
Bryan Snell, President, Titanium Technologies	2017	483,333		619,787	359,989	750,000	25,898	80,333	2,319,340
	2016	400,000		385,776	348,787	510,000	12,696	243,386	1,900,645
	2015	347,973		510,029	110,002	119,685	N/A	301,256	1,388,945
David Shelton, Senior Vice President and General Counsel	2017	462,500		516,496	299,986	665,000	1,247	111,395	2,056,624
	2016	N/A
	2015	N/A
(1)
Represents the aggregate grant date fair value of PSUs computed in accordance with FAS ASC Topic 718. The probable value of each unit granted to NEOs in 2017 is determined to be $39.85. Assumptions used in determining the values can be found in Note 24 (“Stock-based Compensation”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
If the maximum level of performance were achieved, each NEO would earn 200% of the target number of PSUs awarded. Based on the grant date fair market value of Chemours common stock ($34.72), the maximum value of PSUs awarded in 2017 to each NEO is as follows: M. Vergnano — $6,600,064; M. Newman — $1,440,047; P. Kirsch — $1,080,000; B. Snell — $1,080,000; D. Shelton — $900,012.

(3)
Represents the aggregate grant date fair value of Stock Options computed in accordance with FASB ASC Topic 718. Assumptions used in determining the values can be found in Note 24 (“Stock-based Compensation”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2017.

(4)
Represents payouts under the AIP for services performed during 2017. This column includes compensation which may have been deferred at the NEO’s election. Any such amounts will be included in the “Executive Contributions” column of the 2017 Nonqualified Deferred Compensation table.

(5)
This column reports the estimated positive change in the actuarial present value of an NEO’s accumulated pension benefits under the Chemours Company Pension Restoration Plan and any above-market earnings on nonqualified deferred compensation balances. Chemours does not credit participants in the nonqualified plans with above-market earnings, therefore, no such amounts are reflected. See the narrative discussion following the Pension Benefits and Nonqualified Deferred Compensation tables for a description of these plans.

(6)
The amounts reflect personal benefits (if greater than or equal to $10,000). Amounts shown also include Company contributions to qualified and nonqualified defined contribution plans. The following table details those amounts.

Name	Company Contributions to Qualified Defined Contribution Plan ($)	Company Contribution to Nonqualified Defined Contribution Plan ($)	Financial Planning/ Income Tax Preparation ($)	Relocation ($)	Tax Reimbursement on Relocation Payments ($)
Mark Vergnano	27,900	189,163	15,000
Mark Newman	21,940	65,939	15,000
Paul Kirsch	21,700	0	14,589	207,528	101,857
Bryan Snell	14,700	50,633	15,000
David Shelton	26,600	69,795	15,000
2017 Grants of Plan-Based Awards

The following table provides information on AIP awards, PSUs, Stock Options, and RSUs granted in 2017 to each NEO. For a complete understanding of the table, refer to the footnotes that follow.
				Estimated Possible Payouts Under Nonequity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All other Option Awards; Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Description	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Vergnano			2017 AIP	650,000	1,300,000	2,600,000
	3/1/2017	2/13/2017	Stock Options								145,118	34.72	2,199,989
	3/1/2017	2/13/2017	PSUs				47,523	95,047	190,094				3,787,623(4)
Mark Newman			2017 AIP	236,488	472,976	945,952
	3/1/2017	2/13/2017	Stock Options								31,662	34.72	479,996
	3/1/2017	2/13/2017	PSUs				10,369	20,738	41,476				826,409(4)
Paul Kirsch			2017 AIP	206,250	412,500	825,000
	3/1/2017	2/13/2017	Stock Options								23,746	34.72	359,989
	3/1/2017	2/13/2017	PSUs				7,776	15,553	31,106				619,787(4)
Bryan Snell			2017 AIP	187,500	375,000	750,000
	3/1/2017	2/13/2017	Stock Options								23,746	34.72	359,989
	3/1/2017	2/13/2017	PSUs				7,776	15,553	31,106				619,787(4)
David Shelton			2017 AIP	166,250	332,500	665,000
	3/1/2017	2/13/2017	Stock Options								19,788	34.72	299,986
	3/1/2017	2/13/2017	PSUs				6,480	12,961	25,922				516,496(4)
(1)
Nonequity incentive plan awards are short-term incentives that may be earned under the 2017 AIP.

(2)
Equity incentive plan awards are PSUs corresponding to a three-year performance period, FY2017 – FY2019. The NEOs may earn 50% of the target award upon attainment of threshold performance and up to 200% of the target award upon attainment of maximum performance. Performance outcomes will be determined following the conclusion of the performance period. Dividend equivalent units will be applied to the actual number of shares earned.

(3)
The exercise price is equal to the fair market value of a share of Chemours common stock on the grant date. Stock Options are not credited with dividend equivalent units. Stock Options feature three-year equal ratable vesting and a ten-year term.

(4)
The maximum is 200% of the target award value.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs (in each case denominated in shares of Chemours common stock) held by each of the NEOs at December 31, 2017. Market or payout values in the table below are based on the closing price of Chemours common stock as of December 29, 2017: $50.06.
Upon completion of the separation from DuPont and in accordance with the Employee Matters Agreement, the NEOs received replacement Chemours RSU and Stock Option awards in respect of their DuPont RSU and stock option awards. Such awards include all RSU and Stock Option awards with a grant date prior to July 1, 2015.
	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options(1)				Shares or Units of Stock that Have Not Vested(2)		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested(3)
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($)	Number (#)	Market or Payout Value ($)
Mark Vergnano	3/1/2017		145,118	34.72	3/1/2027			190,094	9,516,106
	3/1/2016	181,315	362,629	5.40	3/1/2026			621,344	31,104,481
	8/5/2015					107,685	5,390,711
	7/6/2015		331,231	16.04	7/5/2025
	2/4/2015	132,080	66,041	18.45	2/3/2022	11,384	569,883
	2/5/2014	153,392		15.49	2/4/2021
	2/6/2013	220,759		11.87	2/5/2020
	2/6/2012	200,151		12.96	2/5/2019
Mark Newman	3/1/2017		31,662	34.72	3/1/2027			41,476	2,076,289
	3/1/2016	55,363	110,726	5.40	3/1/2026			189,724	9,497,583
	8/4/2015					61,371	3,072,232
	7/6/2015		197,161	16.04	7/5/2025
	2/4/2015	71,873	35,892	18.45	2/3/2022	6,187	309,721
Paul Kirsch	3/1/2017		23,746	34.72	3/1/2027			31,106	1,557,166
	6/22/2016					49,449	2,475,417
	6/1/2016	13,770	27,538	8.80	6/1/2026			81,820	4,095,909
Bryan Snell	3/1/2017		23,746	34.72	3/1/2027			31,106	1,557,166
	3/1/2016	36,909	73,817	5.40	3/1/2026			126,484	6,331,789
	8/4/2015					40,913	2,048,105
	2/4/2015	25,268	12,634	18.45	2/3/2022	2,178	109,031
	2/5/2014	28,341		15.49	2/4/2021
David Shelton	3/1/2017		19,788	34.72	3/1/2027			25,922	1,297,655
	3/1/2016	27,682	55,362	5.40	3/1/2026			94,862	4,748,792
	8/4/2015					30,685	1,536,091
	2/4/2015	13,093	6,547	18.45	2/3/2022	1,130	56,568
(1)
The following table provides the vesting schedules of Stock Options outstanding as of December 31, 2017:

Grant Date	Outstanding Vesting Dates
3/1/2017	Vests in equal installments on March 1, 2018, 2019 and 2020
3/1/2016	Vests in equal installments on March 1, 2018 and 2019
6/1/2016	Vests in equal installments on June 1, 2018 and 2019
7/6/2015	Balance vests on March 1, 2018
2/4/2015	Balance vests on February 4, 2018
(2)
The following table consists solely of RSUs outstanding as of December 31, 2017. The following table provides the vesting schedules for such RSUs, including dividend equivalent units:

Grant Date	Outstanding Vesting Dates
6/22/2016	Balance vests two-thirds (67%) on June 1, 2018 and one-third (33%) June 1, 2019
8/5/2015	Balance vests August 5, 2018
8/4/2015	Balance vests August 4, 2018
2/4/2015	Balance vests on February 4, 2018

(3)
The following table provides the vesting schedules for unearned Equity Incentive Plan Awards (performance-based RSUs and PSUs) with outstanding vesting dates as of December 31, 2017:

Grant Date	Outstanding Vesting Dates
3/1/2017	Performance period ending December 31, 2019. The number of PSUs reported is based on achievement of maximum performance. Cumulative performance to date, as of the last completed fiscal year, exceeds target.
6/1/2016	Performance period ending December 31, 2018. The number of PSUs reported is based on achievement of maximum performance. Cumulative performance to date, as of the last completed fiscal year, exceeds target.
3/1/2016	Performance period ending December 31, 2018. The number of PSUs reported is based on achievement of maximum performance. Cumulative performance to date, as of the last completed fiscal year, exceeds target.
The plan provides for a payout range of 0% to 200% and dividend equivalent units are applied subsequently to the final performance determination.

Option Exercises and Restricted Stock Vested

The table below identifies the number of shares of Chemours common stock acquired upon the exercise of Stock Options and the vesting of RSUs during 2017:
	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Vergnano	—	—	109,289	3,623,887
Mark Newman	—	—	37,282	1,728,236
Paul Kirsch	—	—	32,842	1,363,280
Bryan Snell	11,878	491,639	4,518	124,795
David Shelton	51,642	2,035,010	2,773	76,603
(1)
The value realized upon exercise is the difference between the market value of the stock on the exercise date and the option price, multiplied by the number of shares acquired on exercise.

(2)
Represents the number of RSUs and DEUs vesting in 2017. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date.

Pension Benefits (as of fiscal year ended December 31, 2017)

The table below shows the present value of accumulated benefits for the NEOs under retirement plans. For a complete understanding of the table, refer to the narrative discussion that follows:
Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year ($)
Mark Vergnano	The Chemours Company Pension Restoration Plan	34.8	0	6,930,984
Mark Newman(3)	—
Paul Kirsch(3)	—
Bryan Snell	The Chemours Company Pension Restoration Plan	37.0	0	1,271,577
David Shelton	The Chemours Company Pension Restoration Plan	19.5	0	61,230
(1)
Total Benefit Service Years were frozen as of June 30, 2015. The actual years of service worked by Mr. Vergnano, Mr. Snell and Mr. Shelton is 2.5 years greater than what is reported in the table.

(2)
Pension Restoration Plan (“PRP”) benefits were paid to Mr. Vergnano, Mr. Snell and Mr. Shelton on October 31, 2017.

(3)
Mr. Newman and Mr. Kirsch were newly hired in 2014 and 2016, respectively, and were not eligible to participate in the PRP.

Narrative Discussion of Pension Benefits
The Chemours Company Pension Restoration Plan (“PRP”)
Mr. Vergnano, Mr. Snell and Mr. Shelton participated in PRP. The PRP was a replacement plan for a DuPont supplemental pension plan designed to restore benefits in excess of the applicable Internal Revenue Service (“IRS”) qualified compensation or benefit plan limits. The PRP was an unfunded nonqualified plan. Chemours does not grant any extra years of credited service. Benefits under this plan were frozen at separation from DuPont and the corresponding liability transferred to Chemours.
The Board, upon recommendation of the Compensation Committee, terminated the PRP effective April 28, 2016, necessitating benefits to be paid between April 28, 2017 and April 28, 2018, or upon the participant’s termination of employment, whichever occurs first. Final benefits were paid to participants October 31, 2017. Effective January 1, 2007, the form of benefit under the PRP for participants not already in pay status was a lump-sum. The mortality tables and interest rates used to determine lump-sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in Section 417(e)(3) of the Internal Revenue Code.
Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 23 (“Long-Term Employee Benefits”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2017. All other assumptions are consistent with those used in the Long-term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under The Chemours Company Pension Restoration Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.
2017 Nonqualified Deferred Compensation

The following table provides information on the Company’s defined contribution or other plans that during 2017 provided for deferrals of compensation on a basis that is not tax-qualified. Mr. Vergnano, Mr. Newman, Mr. Kirsch, Mr. Snell and Mr. Shelton each participated in such a Chemours plan during 2017.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earning in Last Fiscal Year ($)(3)	Aggregate Withdrawals / Distributions In Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Mark Vergnano
RSRP	162,140	189,163	8,641	0	584,324
MDCP	0	0	0	0	0
Mark Newman
RSRP	65,939	65,939	10,674	0	147,277
MDCP	181,930	0	11,474	0	298,002
Paul Kirsch
RSRP	0	0	0	0	0
MDCP	0	0	0	0	0
Bryan Snell
RSRP	43,400	50,633	10,573	0	162,310
MDCP	0	0	0	0	0
David Shelton
RSRP	38,070	69,795	10,964	0	157,605
MDCP	0	0	1,597	0	85,840
(1)
The amount in this column represents base salary deferred under the RSRP and/or MDCP; the amounts are also included in the 2017 Summary Compensation Table.

(2)
The amount in this column represents employer contributions (i.e., matching, discretionary or transitional) contributions made under the RSRP; the amounts are also included in the 2017 Summary Compensation Table.

(3)
Earnings (loss) represent returns on investments in twenty (20) core investment alternatives and interest accruals on cash balances, Chemours common stock returns, and dividend reinvestments. The core investment alternatives are the same investment alternatives available to all employees under the qualified plan. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2017 Summary Compensation Table.

(4)
The table below reflects Salary and Non-Equity Incentive Plan Compensation amounts reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in Chemours’ Summary Compensation Table for previous year(s).

Name	RSRP ($)	MDCP ($)	Total ($)
Mark Vergnano	333,799	0	333,799
Mark Newman	41,013	196,997	238,010
Paul Kirsch	0	0	0
Bryan Snell	57,088	0	57,088
David Shelton	0	0	0
Narrative Discussion of the Nonqualified Deferred Compensation Table
Chemours sponsors two nonqualified deferred compensation plans for the benefit of eligible employees. The Retirement Savings Restoration Plan (“RSRP”) supplements the Retirement Savings Plan (“RSP”) and is designed to provide benefits in excess of applicable IRS qualified plan limits. The Management Deferred Compensation Plan (“MDCP”) is an elective deferral plan that provides eligible employees with the opportunity to defer receipt of a specified portion of their compensation, thereby postponing income taxation on amounts deferred until the time such deferrals are distributed from the MDCP. Eligible employees may elect to participate in either, neither or both nonqualified deferred compensation plans annually. The following provides an overview of the various deferral options as of December 31, 2017.
Retirement Savings Restoration Plan
Each year during the enrollment window, eligible employees can elect to defer 1 – 6% of compensation. The deferral elections spring into effect when the participant’s year-to-date compensation exceeds the IRS annual compensation limit ($270,000 for 2017). Compensation for RSRP purposes consists of base salary and annual incentive payments. Chemours provides a Company matching contribution equal to 100% of the employee deferral amount. Certain employees previously employed by DuPont are also eligible to receive Transition (benefit) Contributions under the RSRP. In addition, and entirely at its discretion, Chemours may make Non-Elective Contributions to the RSRP.
Deferrals and contributions to the RSRP are notionally invested in the available investment alternatives which mirror those made available under the qualified RSP. The term “notional” means account balances are not actually invested in any of the deemed investment alternatives, rather, the rate of return derived from the notional investments is credited to individual account balances consistent with the participant’s investment direction elections.
When enrolling in the RSRP, participants are also requested to make distribution elections. Distributions are triggered by termination of employment, and will commence either upon separation from service or 1 – 5 years thereafter if the participant so elects. Distributions may be paid in a lump sum or substantially equal annual installments over 2 – 15 years, at the election of the participant.
Employee and Matching contributions are always 100% vested. The Transition (benefit) Contribution vests upon completing two years of service with Chemours. Non-Elective Contributions are vested upon completion of three years of service.

Management Deferred Compensation Plan
Under the terms of the MDCP, each year during the enrollment window eligible employees can elect to defer: 1 – 60% of ”Base Salary” and/or 1 – 60% of the AIP Award” earned in respect of the Plan Year. Additionally, Corporate Officers may elect to defer settlement of the “LTI Award” (i.e., RSUs and/or PSUs) granted during the Plan Year.
Base Salary and AIP Award deferrals are notionally invested in the available investment alternatives. The term “notional” means account balances are not actually invested in any of the deemed investment alternatives, rather, the rate of return derived from the notional investments is credited to individual account balances consistent with the participant’s investment direction elections. LTI Award deferrals are notionally invested in Chemours common stock with dividend equivalents credited as additional stock units. Chemours does not match deferrals under the MDCP.
When enrolling in the MDCP, participants are also requested to make distribution elections. Participants may elect either In-Service or Termination distribution elections. In-Service distributions are payable as of a specified date in the form of a lump sum. Termination distributions commence either upon separation from service or 1 – 5 years thereafter if the participant so elects, and can be paid either in a lump sum or substantially equal annual installments over 2 – 15 years, at the election of the participant.
Employees are 100% vested in their deferrals and related investment experience.

Potential Payments upon Termination or Change in Control

The table below summarizes the potential payouts to the NEOs upon a termination from the Company, or under specified situations in a change in control as further described below. The amounts shown in the following table are approximate and reflect certain assumptions that the Company has made in accordance with the SEC’s rules. These assumptions include that the termination of employment or change in control occurred on December 31, 2017, and that the value of a share of the Company’s stock on that day was $50.06, the closing price per share of the Company’s common stock on December 29, 2017. The table also includes potential payments under The Chemours Company 2017 Equity and Incentive Plan (the “2017 Plan”). The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.
Name	Form of Compensation(1)	Voluntary or For Cause ($)(2)	Involuntary Termination without Cause ($)(3)	Retirement ($)(5)	Death ($)(6)	Disability ($)(4)	Change in Control ($)(7)
Mark Vergnano	Annual Salary		500,000				3,000,000
	Target Annual Bonus		1,300,000				3,900,000
	Target Annual Bonus (pro-rated)			1,300,000	1,300,000	1,300,000	1,300,000
	Health and Dental Benefits		3,376				40,506
	Outplacement Services		2,150				14,620
	Stock Options	29,551,084	29,551,084	29,551,084	31,777,195	31,777,195	31,777,195
	RSUs	569,883	5,960,594	569,883	5,960,594	5,960,594	5,960,594
	PSUs	20,736,320	20,736,320	20,736,320	23,908,356	23,908,356	20,310,293
Total		50,857,288	58,053,525	52,157,288	62,946,144	62,946,144	66,303,208
Mark Newman	Annual Salary		45,478				1,182,440
	Target Annual Bonus		472,976				945,952
	Target Annual Bonus (pro-rated)			472,976	472,976	472,976	472,976
	Health and Dental Benefits		4,919				39,348
	Outplacement Services		2,150				14,620
	Stock Options		10,314,496		13,272,703	10,800,191	13,272,703
	RSUs		3,381,953		3,381,953	3,381,953	3,381,953
	PSUs		6,331,722		7,023,818	7,023,818	5,786,936
Total			20,553,695	472,976	24,151,451	21,678,939	25,096,928
Paul Kirsch	Annual Salary		42,308				1,100,000
	Target Annual Bonus		412,500				825,000
	Target Annual Bonus			412,500	412,500	412,500	412,500
	Health and Dental Benefits		4,919				39,348
	Outplacement Services		2,150				14,620
	Stock Options		568,109		1,500,482	932,373	1,500,482
	RSUs		2,475,417		2,475,417	2,475,417	2,475,417
	PSUs		2,730,606		3,249,662	3,249,662	2,826,538
Total			6,236,009	412,500	7,638,060	7,069,951	9,193,904
Bryan Snell	Annual Salary		250,000				1,000,000
	Target Annual Bonus		375,000				750,000
	Target Annual Bonus (pro-rated)			375,000	375,000	375,000	375,000
	Health and Dental Benefits		3,114				24,908
	Outplacement Services		2,150				14,620
	Stock Options	4,060,299	4,060,299	4,060,299	4,060,299	4,060,299	4,060,299
	RSUs	109,031	2,157,135	109,031	2,157,135	2,157,135	2,157,135
	PSUs	4,740,248	4,740,248	4,740,248	4,740,248	4,740,248	3,944,478
Total		8,909,578	11,587,947	9,284,578	11,332,683	11,332,683	12,326,440
David Shelton	Annual Salary		191,826				950,000
	Target Annual Bonus		332,500				665,000
	Target Annual Bonus (pro-rated)			332,500	332,500	332,500	332,500
	Health and Dental Benefits		1,451				11,604
	Outplacement Services		2,150				14,620
	Stock Options		1,443,188		2,982,969	1,746,736	2,982,969
	RSUs		1,592,659		1,592,659	1,592,659	1,592,659
	PSUs		3,165,861		3,598,413	3,598,413	3,023,224
Total			6,729,635	332,500	8,506,541	7,270,308	9,572,576
Effective January 1, 2017, Chemours revised the termination provisions associated with Stock Option, RSU and PSU awards to be more consistent with market prevalence and simplify administration. A summary of the new provisions by award type follows.

Stock Options
•
(In)voluntary termination results in forfeiture of unvested options; award holders have 90 days post-employment to exercise any stock options vested as of the termination date

•
Retirement affords continued vesting, but the time to exercise is limited to three years post-employment or the original expiration date of the award, whichever occurs first

•
Death or Disability termination results in immediate vesting of unvested awards and the time to exercise is limited to two years post-employment, or the original expiration date of the award whichever occurs first

•
Change in Control with qualifying termination remains consistent with the description below.

RSUs
•
(In)voluntary termination results in forfeiture of unvested awards

•
Retirement affords continued vesting of unvested awards

•
Death or Disability termination results in immediate vesting of unvested awards

•
Change in Control with qualifying termination remains consistent with the description below.

PSUs
•
(In)voluntary termination results in forfeiture of unvested awards

•
Retirement results in pro-ration based on actual performance for service during the performance period

•
Death or Disability results in pro-ration based on actual performance for service during the performance period

•
Change in Control with qualifying termination remains consistent with the description below.

(1)
The award agreements for Stock Options and RSUs contain restrictive covenants that may result in forfeiture of unvested Stock Options and RSUs upon a breach of confidentiality, nonsolicitation and noncompetition obligations during employment and after termination of employment (for a period of one year for nonsolicitation and noncompetition).

(2)
Amounts shown in this column indicate the NEO has achieved the requisite age and service milestones to be regarded as “retirement eligible” in accordance with award terms. To the extent that the NEO is retirement eligible, unvested Stock Options, RSUs, and PSUs are treated as if the NEO had retired. The amounts listed in the table for Mr. Vergnano and Mr. Snell represent values that will continue to vest in accordance with retirement eligible provisions. If an NEO is not retirement eligible, upon Voluntary termination or termination for Cause, the various Company plans and programs provide for forfeiture of all unvested Stock Options, RSUs, and PSUs.

(3)
Upon termination of employment for Lack of Work or Involuntary Termination:

a.
Stock Option awards granted on or after January 1, 2017 and vested as of the termination date may be exercised during the 90-day period following termination. Unvested Stock Option awards granted on or after January 1, 2017 to holders who are not retirement eligible are forfeited. Amount shown represents the in-the-money value of Stock Options not yet vested as of December 31, 2017 that will continue to vest in accordance with retirement eligible provisions.

b.
Stock Option awards granted prior to January 1, 2017 may be exercised during the one-year period following termination. During the one-year period, unvested Stock Options continue to vest in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those Stock Options that would vest within the one-year period following December 31, 2017.

c.
RSUs granted on or after January 1, 2017 and unvested as of the termination date are forfeited.

d.
RSUs granted prior to January 1, 2017 that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one-time awards may be forfeited upon a termination for lack of work as specified in the terms and conditions. Amount shown represents the value of regular annual RSUs granted prior to January 1, 2017 as of December 31, 2017.

e.
PSUs granted on or after January 1, 2017 and unvested as of the termination date are forfeited.

f.
PSUs granted prior to January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2017 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

g.
To the extent that an NEO is retirement eligible, unvested Stock Options, RSUs and PSUs are treated as if the NEO has retired.

h.
Severance benefits consist of: one week of salary for each complete year of service, to a maximum of twenty-six weeks; pro-rata annual bonus based on service during the performance period (i.e. calendar year); three months of company-paid health care continuation coverage; limited outplacement assistance.

(4)
Upon termination of employment for Disability:

a.
Stock Option awards granted on or after January 1, 2017 are immediately vested and the time to exercise is limited to two years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of Stock Options for which vesting is accelerated, as of December 31, 2017.

b.
Stock Option awards granted prior to January 1, 2017 may be exercised during the one-year period following termination. During the one-year period, unvested Stock Options continue to vest in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those Stock Options that would vest within the one-year period following December 31, 2017.

c.
RSUs granted on or after January 1, 2017 are immediately vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2017 that are automatically vested and paid out.

d.
RSUs granted prior to January 1, 2017 are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2017 that are automatically vested and paid out.

e.
PSUs granted on or after January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2017 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

f.
PSUs granted prior to January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2017 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

g.
To the extent that an NEO is retirement-eligible, unvested Stock Options, RSUs and PSUs are treated as if the NEO has retired.

(5)
Upon Retirement, NEOs are treated as if they had not separated from service and:

a.
Stock Options granted on or after January 1, 2017 continue vesting, but the time to exercise is limited to three years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of unvested Stock Options as of December 31, 2017.

b.
Stock Options granted prior to January 1, 2017 continue vesting in accordance with the three-year vesting schedule and the award holder retains the full term of the award in which to exercise. Amount shown represents the in-the-money value of unvested Stock Options as of December 31, 2017.

c.
RSUs granted on or after January 1, 2017 continue vesting. Amount shown represents the value of regular annual RSUs as of December 31, 2017.

d.
Regular annual RSUs granted prior to January 1, 2017 vest on the original schedule. Special or one-time RSU awards may be forfeited as specified in the terms and conditions. Amount shown represents the value of regular annual RSUs as of December 31, 2017.

e.
PSUs granted on or after January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2017 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

f.
PSUs granted prior to January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2017 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

(6)
Upon Death:

a.
Stock Option awards granted on or after January 1, 2017 are immediately vested and the time to exercise is limited to two years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of Stock Options for which vesting is accelerated, as of December 31, 2017.

b.
Stock Option awards granted prior to January 1, 2017 are immediately vested and the time to exercise is limited to two years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of unvested Stock Options, as of December 31, 2017.

c.
RSUs granted on or after January 1, 2017 are immediately vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2017 that are automatically vested and paid out.

d.
RSUs granted prior to January 1, 2017 are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2017 that are automatically vested and paid out.

e.
PSUs granted on or after January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2017 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

f.
PSUs granted prior to January 1, 2017 are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2017 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

(7)
Upon Change in Control:

a.
Treatment varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.

b.
Stock Options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested Stock Options as of December 31, 2017.

c.
RSUs are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2017.

d.
PSUs convert at target to time-based vesting RSUs, and subsequent vesting is governed by the applicable Change-in-Control terms. Amount shown represents the value of all PSUs as of December 31, 2017.

In the event that the Company is the surviving entity, or the acquiring entity assumes or otherwise provides for continuation of the awards, all Stock Options, RSUs and PSUs remain in place or substitute awards are issued.
Upon termination without cause or termination for good reason within two years after change in control, awards vest in full. Stock Options remain exercisable for two years, or the original expiration date, whichever occurs first.
Under the Senior Executive Severance Plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). Benefits provided under the plan include: (i) a lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus; (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination; and (iii) continued health and dental benefits and outplacement services for two years (three years for the CEO) following the date of termination.

Nonqualified Deferred Compensation
Mr. Vergnano, Mr. Newman, Mr. Snell and Mr. Shelton will receive distributions from their nonqualified deferred compensation plan accounts as described in the section entitled, “2017 Nonqualified Deferred Compensation.”
Employment Arrangements
Certain components of the compensation paid to NEOs reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table are based on the NEOs’ offer letters that provide for their employment with Chemours. Set forth below are summary descriptions of the key terms of offer letters with the NEOs that impacted fiscal year 2017 compensation. The offer letter with Mr. Newman was entered into by DuPont prior to the Separation at a time when Chemours was a wholly owned subsidiary of DuPont.
Mr. Newman’s Offer Letter
Under Mr. Newman’s employment offer letter dated October 14, 2014, Mr. Newman is entitled to an annual base salary of  $560,000, a signing bonus of  $150,000 (repayable on a voluntary or for cause termination within one year), a first-year short-term incentive guarantee in lieu of participation in the 2014 DuPont Short-Term Incentive Program of  $350,000 (repayable on a voluntary or for cause termination within one year), Short-Term Incentive Program participation beginning in 2015 at an 80% target level, LTIP eligibility beginning February 2015 at a target level of   $1,200,000 and a special restricted stock unit award of   $1,500,000 upon commencement of employment generally vesting in three equal annual installments. Mr. Newman will receive severance benefits such that in the event of termination without cause within twenty-four months of the date of hire, an amount equivalent to one year of base salary and one year of target bonus becomes payable within 60 days of the termination date. Additionally, any unvested portion of the special stock award will become fully vested. Mr. Newman is also eligible for Company-sponsored retirement and health and welfare benefit programs.
Mr. Kirsch’s Employment Arrangement
Mr. Kirsch’s employment with Chemours began June 1, 2016. Key terms of Mr. Kirsch’s employment arrangement include: annual salary of   $550,000, eligibility for a full year Annual Incentive Plan award with a target value of $412,500, 2016 annual long-term incentive award with grant date value of   $600,000, comprised of 60% PSUs and 40% Stock Options, a signing bonus of  $650,000 as consideration for short- and long-term incentive awards forfeited upon resignation from employment with his former company, a restricted stock unit award with grant date value of  $720,000 as consideration for unvested stock awards forfeited upon resignation from employment with his former company, and relocation assistance.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in this Proxy Statement.
COMPENSATION COMMITTEE
Stephen D. Newlin, Chair
Bradley J. Bell
Mary B. Cranston
Dawn L. Farrell

Proposal 2 — Advisory Vote To Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).
As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking. The Company’s executive compensation program is strongly aligned with the long-term interests of shareholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2017.
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.
Accordingly, the Board of Directors and management ask shareholders to approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

Proposal 3 — Ratification Of Selection Of Independent REGISTERED Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2018. In Proposal 3, the Company is asking shareholders to ratify this selection.
Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s shareholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

Fees Paid to Independent Registered Public Accounting Firm

PwC has served as the Company’s independent registered public accounting firm since 2014. Aggregate fees for professional services rendered by PwC for 2017 and 2016 are set forth in the table below.
	2017 (in thousands)	2016 (in thousands)
Audit fees(1)	$7,295	$7,300
Audit-related fees(2)	1,267	910
Tax fees(3)	1,488	473
All other fees(4)	1,504	3,655

Total	$11,554	$12,338
(1)
Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements, comfort letters, reviews of registration statements and certain periodic reports filed with the SEC.

(2)
Audit-related fees related primarily to carve out audits, accounting consultations, employee benefit plans and other assurance related services.

(3)
Tax fees related primarily to tax compliance and advice.

(4)
Other fees related to supply chain advisory services and transaction support services related to divestitures.

Audit Committee’s Pre-Approval Policies and Procedures

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2017, all services provided by PwC were approved by the Audit Committee.
Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of  (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2017 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2017.
Audit Committee
Bradley J. Bell, Chair
Curtis V. Anastasio
Mary B. Cranston
Dr. Curtis J. Crawford

PROPOSAL 4 — Approval of Amendments to the Amended and Restated Certificate of Incorporation to Eliminate the Supermajority voting provisions with respect to Certificate of Incorporation and Bylaw Amendments
Overview
The Board recommends that the Company’s shareholders approve amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to eliminate provisions in the Certificate that require a supermajority vote of shareholders in order for the Company to amend certain provisions of the Certificate and all provisions of the Company’s Amended and Restated Bylaws (the “Bylaws”). These amendments are discussed in this Proposal 4 (the “Proposed Amendments”).
Purpose and Effect of the Proposed Amendments
The supermajority voting provisions that are the subject of this Proposal 4 were put in place by E.I. du Pont de Nemours and Company (“DuPont”) prior to Chemours’ spin-off from DuPont in July 2015, when Chemours was a wholly-owned subsidiary of DuPont. The Company’s Board of Directors, as presently constituted, did not vote upon or adopt these provisions.
Since the spin-off, the Board has engaged in ongoing review of the Company’s corporate governance principles. After receiving the advice of management and outside advisors, the Board considered the relative weight of the arguments in favor of and against maintaining the supermajority voting requirements.
As a result of its review, and after careful deliberation by the Nominating and Corporate Governance Committee and the full Board, the Board has determined that it is in the best interests of the Company and its shareholders to amend the Certificate to remove the supermajority voting requirements as described in this Proposal 4. Upon recommendation of the Nominating and Corporate Governance Committee, the Board has adopted resolutions setting forth the Proposed Amendments, declared the Proposed Amendments advisable and unanimously resolved to submit the Proposed Amendments to the Company’s shareholders for consideration.
Description of Proposed Amendments
Currently, the Certificate provides that the affirmative vote of holders of at least eighty percent (80%) of the voting power of the Company’s outstanding stock is required to amend certain provisions in the Certificate including provisions relating to:
➢
no cumulative voting;

➢
amendment of the Bylaws;

➢
the size of the Board, election of directors, filling of vacancies with respect to the Board, the authority of the board and annual meetings of shareholders;

➢
shareholder action by written consent and ability to call special meetings of shareholders;

➢
limitation on director liability and director and officer indemnification; and

➢
amendment of any of these Certificate provisions.

The Certificate provides that all other provisions of the Certificate may only be amended by the vote of the holders of a majority of the voting power of Chemours’ outstanding stock.
In addition, the Certificate provides that the Bylaws may be amended by the Board or by the affirmative vote of at least eighty percent (80%) of the voting power of Chemours’ stock then outstanding.
This Proposal 4 proposes to amend Article IX of the Certificate to eliminate the supermajority voting requirement for Certificate and Bylaw amendments. If the Proposed Amendments are approved by the shareholders and a Certificate of Amendment setting forth the Proposed Amendments is filed with the Secretary of State of the State of Delaware, future amendments to Certificate and Bylaw provisions will be governed by the default standard under Delaware law, which is approval by the holders of a majority of the voting power of the Company’s outstanding shares. No changes are needed to the Bylaws in order to effect the Proposed Amendments.
The general descriptions of the Proposed Amendments set forth above are qualified in their entirety by reference to the text of the Proposed Amendments, which are attached as Appendix A to these proxy materials. Additions to the Certificate are indicated by underlining, and deletions are indicated by strike-outs.
Vote Required to Approve
Under the existing supermajority voting requirements in the Certificate, Proposal 4 will be approved if holders of at least eighty percent (80%) of the voting power of the Company’s stock then outstanding affirmatively vote for the proposal. Abstentions and broker non-votes have the same effect as votes “against” this proposal.
Additional Information
If the Proposed Amendments are approved, such approved amendments will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate with the Secretary of State of the State of Delaware. It should be noted that despite an approval of the Proposed Amendment, the Board retains discretion under Delaware law to abandon the Proposed Amendments. If the Board exercises such discretion, it will publicly disclose the fact and the reason for its determination.
The Board unanimously recommends that you vote “FOR” Proposal 4 in order to amend the Certificate to remove the supermajority voting requirements with respect to Certificate and Bylaw amendments and to replace them with majority voting standards, as described above.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE THE SUPERMAJORITY VOTING REQUIREMENTS WITH RESPECT TO CERTIFICATE AND BYLAW AMENDMENTS.

Certain relationships and transactions
The Board has adopted “Policies and Procedures for Transactions with Related Persons” to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in preparing the disclosures that the rules and regulations of the SEC require to be included in the Company’s applicable SEC filings. Pursuant to the policies and procedures, any reported transaction between the Company and a “Related Person” that may qualify as a “Related Person Transaction” will be referred to the Nominating and Corporate Governance Committee or any other committee comprised of independent directors designated by the Board.
The Nominating and Corporate Governance Committee (or its Chair, under some circumstances) will determine whether to approve, ratify, disapprove or reject any Related Person Transaction following consideration of all relevant factors, including, without limitation, the following: (i) the commercial reasonableness of the transaction; (ii) the materiality of the Related Person’s direct or indirect interest in the transaction; (iii) whether the transaction may involve a conflict of interest, or the appearance of one; (iv) whether the transaction was in the ordinary course of business; (v) the benefits to the Company; (vi) the availability of other sources for comparable products or services; and (vii) the impact of the transaction on the Related Person’s independence under the Company’s Corporate Governance
Guidelines and applicable regulatory and listing standards. Related Person Transactions will be approved or ratified only if they are determined to be in the best interests of the Company and its shareholders.
If a Related Person Transaction that has not been previously approved or ratified is discovered, the Related Person Transaction will be presented to the Nominating and Corporate Governance Committee for ratification. If the Nominating and Corporate Governance Committee does not ratify the Related Person Transaction, then the Company will ensure all appropriate disclosures regarding the transaction are made and, if appropriate, take all reasonable actions to attempt to terminate the Company’s participation in the transaction.
It is expected that the Company and its subsidiaries may purchase products and services from and/or sell products and services to companies of which certain of the Company’s directors or executive officers, or their immediate family members, are directors or employees. Chemours carries out transactions with these entities on customary terms, and, in many instances, the Company’s directors and executive officers may not be aware of them. To the Company’s knowledge, since the beginning of fiscal year 2017, no related person has had a material interest in any of the Company’s business transactions or relationships.

general Information about the meeting
Q.
Why am I being asked to review these materials?

A.
The Board is soliciting proxies for use at the Annual Meeting to be held on May 2, 2018, beginning at 10:00 a.m. Eastern time, in the Caesar Rodney Ballroom at The Westin Hotel, located at 818 Shipyard Drive, Wilmington, DE 19801. In order to solicit your proxy, the Company must furnish you with this Notice and Proxy Statement, which contains information about the proposals to be voted upon at the Annual Meeting. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. This Proxy Statement and the Company’s Annual Report to Shareholders are first being mailed to the Company’s shareholders and made available on the Internet on or about March 16, 2018.

Q.
Why am I being asked to review materials online?

A.
In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of the Company’s proxy materials to each shareholder, the Company is furnishing proxy materials, including this Proxy Statement and Annual Report to Shareholders, by providing access on the Internet rather than mailing printed copies of the materials. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to most of the Company’s shareholders with instructions on how to access and review the proxy materials on the Internet. The Notice also provides instructions on how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of the Company’s proxy materials, please follow the instructions for requesting such materials in the Notice.

Q.
How does the Board recommend I vote on the proposals described in this Proxy Statement?

A.
The Board recommends that you vote “FOR”

each of the director nominees to the Board (Proposal 1), “FOR” approval of the compensation of the named executive officers (Proposal 2), “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (Proposal 3), and “FOR” the approval of amendments to the Amended and Restated Certificate of Incorporation to eliminate the supermajority vote provisions with respect to certificate and bylaw amendments (“Proposal 4”).
Q.
Who may vote at the meeting?

A.
Only holders of Chemours common stock at the close of business on March 5, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. On the Record Date, there were         shares of Chemours common stock outstanding and entitled to vote.

Q.
How do I vote?

A.
You may submit your proxy in advance of the Annual Meeting using any of the following alternatives:

VIA INTERNET at www.AALVote.com/CC
BY TELEPHONE by dialing: 866-804-9616
BY MAIL by completing and mailing in a paper proxy card.
Or you may vote IN PERSON at the Annual Meeting.
If your shares are registered directly in your own name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” with respect to those shares, and the Notice has been sent directly to you.
If, like most shareholders of the Company, you hold your shares through a broker, bank or other nominee, you are considered a “beneficial owner” of those shares, holding the shares in “street name.” If you are a beneficial owner of shares, you will receive instructions from your broker or other nominee describing how to vote your shares. To vote at the Annual Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting.
Q.
What is the deadline for voting if I do not plan to attend the Annual Meeting?

A.
You may submit your proxy via the Internet or by telephone until 11:59 p.m., Eastern Time, on May 1, 2018, or the Company’s agent must receive your paper proxy card by mail on or before May 1, 2018.

If your shares are held in “street name,” please refer to the voting instructions from your broker, trustee or other nominee.
Q.
If I provide voting instructions and/or grant my proxy, who will vote my shares at the Annual Meeting and how will they vote my shares?

A.
Mark E. Newman and David C. Shelton are Officers of the Company and were named by the Board as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board.

Q.
Who will count the votes?

A.
A representative of Alliance Advisors, LLC, an independent tabulator, will count the vote and act as the inspector of election.

Q.
Can I change my vote after I have delivered my proxy?

A.
Yes. Submission of a later proxy by any means by the deadlines described herein or voting in person at the Annual Meeting will change your prior vote.

Q.
Can I revoke a proxy?

A.
Yes. A shareholder of record may revoke a properly executed proxy at any time before its exercise by submitting a letter addressed to, and received by, the Corporate Secretary of the Company, by delivering later dated proxy instructions or by voting in person at the meeting. Attendance at the meeting alone will not revoke a proxy. Without a legal proxy from the record owner, beneficial owners cannot revoke their proxies in person at the Annual Meeting because the actual registered shareholders — the broker, bank or other nominees — will not be present. Beneficial owners who wish to vote at the Annual Meeting must obtain a legal proxy from their broker, bank or other nominee.
Q.
What does it mean if I receive more than one Notice, proxy or voting instruction card?

A.
It means your shares are registered differently or are in more than one account. For all Notices you receive, please submit your proxy by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. The Company encourages you to register all your accounts in the same name and address. Registered shareholders may contact the Company’s transfer agent, Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000; (866) 478-8569. Beneficial owners holding Chemours common stock through a broker, bank or other nominee should contact their broker, bank or nominee and request consolidation of their accounts.

Q.
What is a quorum? Why is a quorum required?

A.
Return of your proxy is important because a quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote on the record date will constitute a quorum, permitting the Company to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Because this proxy includes a “routine” management proposal, shares represented by “broker non-votes” will be counted in determining whether there is a quorum present. If there is not a quorum present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to a later time.
Q.
How will votes be counted on shares held through brokers?

A.
If you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, the advisory proposal to approve the compensation of the Company’s named executive officers, or the proposal to amend the Amended and Restated Certificate of Incorporation to eliminate certain supermajority provisions, unless the brokers receive voting instructions from the beneficial owner. The shares of a shareholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the shares are represented at the meeting. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained, other than approval of the amendments to the Amended and Restated Certificate of Incorporation for the elimination of supermajority voting provisions because that proposal requires the affirmative vote of at least eighty percent (80%) of the voting power of the Company’s stock then outstanding (in which case, a broker non-vote will be the same as a vote “against”). Brokers will be permitted to vote without voting instructions on the ratification of the selection of PricewaterhouseCoopers LLP, assuming that a quorum is obtained and therefore no broker non-votes are expected with respect to that proposal.

Q.
How many votes are needed to elect the director nominees and approve each of the proposals?

A.
Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Advisory Approval of Executive Compensation	Majority of Votes Represented and Entitled to Vote	No
Ratification of PwC	Majority of Votes Represented and Entitled to Vote	Yes
Approval of Elimination of Supermajority Provisions	Eighty Percent of the Voting Power of the Company’s Stock Then Outstanding	No
For the election of directors, under the Bylaws, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee for the nominee to be elected as a director. For all other matters, except as set forth in the Certificate, the Bylaws or applicable law, the approval of the holders of a majority of votes represented at the meeting and entitled to vote on the proposal is required for approval of a proposal under the Bylaws. The proposals to ratify our independent accountants and approve, on an advisory basis, executive compensation require shareholder approval pursuant to this standard. Regarding the proposal to approve certain amendments to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions, our Certificate requires the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Company’s stock then outstanding to approve the proposal. In accordance with the voting standards set forth above, abstentions have no effect on the election of directors but have the same effect as votes “against” the other proposals.

Q.
What happens if an incumbent director nominee does not receive a majority of the votes cast for his or her re-election at the Annual Meeting?

A.
The Company’s Corporate Governance Guidelines provide that the Board shall nominate for election or re-election only those candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, their irrevocable resignations contingent upon their failure to receive a majority of the votes cast for their election in an election that is not a contested election and the Board’s acceptance of such resignations. In the event an incumbent director fails to receive the required vote for re-election, the Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation of the incumbent director. The Board will act on the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and publicly disclose its decision within ninety (90) days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision may consider all facts and circumstances they consider relevant or appropriate in reaching their determinations.

Q.
What happens if the new director nominee does not receive a majority of the votes cast for his election at the Annual Meeting?

A.
If Mr. Keohane does not receive a majority of the votes cast for his election, pursuant to the Company’s Corporate Governance Guidelines and Bylaws, he will not be elected to the Board. In this case, the Board may reduce the size of the Board by one and fix the number of directors of the Company at seven (7) members and the candidate will not be elected as a director.

Q.
Where can I find voting results of the Annual Meeting?

A.
Chemours will announce preliminary general voting results at the meeting and publish final detailed voting results on a Current Report on Form 8-K that Chemours will file with the SEC within four business days after the meeting.

Q.
Who will bear the cost for soliciting votes for the Annual Meeting?

A.
Chemours will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners and the fee to Innisfree M&A Incorporated (“Innisfree”), who will help the Company solicit proxies. Chemours anticipates that the fee to Innisfree will be approximately $12,500, plus expenses. In addition, proxies may be solicited by mail, email, in person, or by telephone or fax by certain of the Company’s directors, officers and other employees.

Q.
Who may attend the Annual Meeting? What is the process for attending the Annual Meeting?

A.
If you plan to attend the Annual Meeting, you must be a holder of Company shares as of the Record Date of March 5, 2018, and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can request an admission ticket from Chemours Investor Relations by calling (302) 773-3291 or by e-mailing
annualmeeting@chemours.com. You must bring your admission ticket to the Annual Meeting to ensure access to the meeting.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 5:00 p.m. Eastern time on April 25, 2018. Please note that seating is limited. As a result, Chemours is not able to admit the guests of either shareholders or their legal proxy holders. Requests for tickets will be accepted on a first-come, first-served basis.
On the day of the meeting, each shareholder will be required to present: a valid picture identification such as a driver’s license or passport, a copy of your brokerage statement (if you hold your shares in street name) and your admission ticket. You may be denied admission if you do not provide this information. Registration will begin at 9:00 a.m. Eastern time and the Annual Meeting will begin at 10:00 a.m. Eastern time. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.
Q.
Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A.
Yes.

Shareholders of record can sign up for electronic delivery at www.allianceproxy.com/chemours/2018. If you submit your proxy through the Internet, you can also sign up for electronic delivery by following the instructions that appear after you finish voting. You will receive an e-mail next year containing links to the Company’s Annual Report to Shareholders and the Proxy Statement for the Company’s 2019 Annual Meeting.
Beneficial owners may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees the Company incurs in connection with the solicitation of proxies.
Q.
What is “householding”?

A.
As permitted by SEC rules, the Company has adopted a procedure called “householding,” under which multiple shareholders who have the same address will receive a single Notice and, if applicable, a single set of annual report and other proxy materials, unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies.

Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs.
If you are a registered holder and would like to participate in householding, or if you participate in householding and would like to receive a separate set of proxy materials, please contact Alliance Advisors, LLC by calling 1-877-777-2857 or by e-mailing requests@viewproxy.com. Beneficial owners should contact their broker or other nominee for information about householding.
Q.
How can I communicate with the Company’s Board?

A.
Shareholders and other interested parties may send communications to the Board in care of the Corporate Secretary, The Chemours Company, 1007 Market Street, Wilmington, Delaware 19899. Please indicate whether your message is for the Board as a whole, a particular group or committee of directors, or an individual director.

Q.
What if I have additional questions?

A.
If you have additional questions about the Annual Meeting or any of the information presented in this Proxy Statement, you may direct your questions to Chemours Investor Relations at annualmeeting@chemours.com, or call (302) 773-3291.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Other Information
Other Business that May Come Before the Meeting

The Company does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2019 Annual Meeting of Shareholders

Procedures for Submitting Shareholder Proposals and Nominations
If you want to include a shareholder proposal in the Proxy Statement for the Company’s 2019 Annual Meeting of Shareholders, your shareholder proposal must be delivered to the Company not later than November 16, 2018 and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the Proxy Statement for that meeting. If the date of the Company’s 2018 Annual Meeting of Shareholders changes by more than 30 days from the date that is the first anniversary of the 2019 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail proxy materials for the 2019 Annual Meeting.
If you want to submit a shareholder proposal for the Company’s 2019 Annual Meeting of Shareholders and you do not require that the proposal be included in the Company’s proxy materials or want to submit a director nomination, your shareholder proposal or director nomination must be delivered to the Company not earlier than January 2, 2019 and not later than February 1, 2019. However, if the date of the 2018 Annual Meeting changes by more than 30 days from the date that is the first anniversary of the 2019 Annual Meeting, then any shareholder proposal must be received no later than the close of business on the tenth day following the date of public disclosure of the date of such meeting. Your notice must also include the information required by the Company’s Bylaws.
All shareholder proposals and director nominations must be delivered to the Company at the following address: The Chemours Company, 1007 Market Street, Wilmington, DE 19899, Attention: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and the beneficial holders of more than 10% of Chemours common stock to file reports of ownership and changes in ownership with respect to Chemours common stock with the SEC and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company’s directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during fiscal year 2017.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any shareholder upon written request sent to The Chemours Company, 1007 Market Street,
Wilmington, DE 19899, Attention: Director — Investor Relations. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Annual Report on Form 10-K and its exhibits on-line at the SEC website at www.sec.gov or on the Company’s website at www.investors.chemours.com.

IMPORTANT

The interest and cooperation of all shareholders in the affairs of Chemours are considered to be of great importance by Chemours. Even if you expect to attend the Annual Meeting, it is requested that, whether your share holdings are large or small, you promptly submit your proxy by telephone, through the Internet or by mail.

Appendix A
Form of Proposed Amendments
The Amended and Restated Certificate of Incorporation of The Chemours Company (the “Certificate”) is hereby amended, effective [                  ], 2018, to amend and restate Article IX of the Certificate in its entirety as follows:
ARTICLE IX
AMENDMENT
Section 9.01 Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Certificate of Incorporation in any manner now or hereafter provided by this Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Certificate of Incorporation or any amendment thereof are conferred subject to such right. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary (and in addition to any vote required by law), the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote for the election of directors shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V (other than Section 5.05(b)), Article VI, Article VII and this Article IX; provided further, that if the stockholders do not approve the Classification Proposal, then following the date of the 2016 annual meeting of the Corporation, Section 5.04 and Section 5.05(a) may be amended, altered, changed or repealed by the affirmative vote of the stockholders required by law.~~
Section 9.02 Bylaws. In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval by the majority of the entire board of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation in accordance with this Certificate of Incorporation, the Bylaws of the Corporation or the DGCL~~; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote for the election of directors shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation~~.
A-1